UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WINGSTOP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR STOCKHOLDERS

April 3, 2025

Dear Fellow Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders of Wingstop Inc. to be held on Thursday, May 22, 2025, at 9:00 a.m. Central Time. We will be holding the Annual Meeting virtually via the Internet to maximize your ability to participate in the meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to the Annual Meeting. The Notice of Annual Meeting of Stockholders and this Proxy Statement describe the business that will be acted upon at the meeting.

For your convenience, we have elected to take advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 3, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2024 Annual Report and how to submit your proxy over the Internet or by telephone or request and return a proxy card by mail. For information on how to submit your proxy or vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email, or proxy card you receive to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. Copies of the Proxy Statement and 2024 Annual Report are available at www.proxydocs.com/WING.

Your vote is important. Even if you plan to attend the Annual Meeting, please follow the instructions provided to you and submit your proxy today. This will not prevent you from voting your shares during the Annual Meeting if you are able to attend.

On behalf of your Board of Directors, thank you for your continued support of and interest in Wingstop.

Sincerely,

Lynn Crump-Caine	Michael J. Skipworth
Chair of the Board of Directors	President and Chief Executive Officer

WINGSTOP INC.

2801 N Central Expressway

Suite 1600

Dallas, Texas 75204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2025

Time:	9:00 a.m. Central Time

Date:	May 22, 2025

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	Stockholders of record at the close of business on March 24, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournments, postponements, or recesses thereof.

Purpose:	(1)	Elect four Class I directors nominated by the Board of Directors for a term that expires at the 2028 Annual Meeting of Stockholders;

	(2)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025;

	(3)	Approve, on an advisory basis, the compensation of our named executive officers;

	(4)	Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors;

	(5)	Approve an amendment to the Certificate of Incorporation to eliminate supermajority voting provisions; and

	(6)	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.

Attendance and Stockholder Questions:

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/WING prior to the deadline of May 19, 2025 at 5:00 p.m. Eastern Time. The control number located in the green box on the upper-right corner of your proxy card and/or voting authorization form will be required to register. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions prior to the Annual Meeting.

Stockholder Register:

A list of the stockholders entitled to vote at the Annual Meeting may be examined during regular business hours at our executive offices, 2801 N Central Expressway, Suite 1600, Dallas, Texas 75204, during the ten-day period preceding the meeting.

Voting:

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please submit your proxy by telephone or electronically through the Internet or, if you requested a proxy card via mail, sign, date, and return the proxy card in the enclosed business reply envelope, to ensure your representation at the Annual Meeting.

[Continued on the next page]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 22, 2025

This notice and the accompanying Proxy Statement, proxy card, and 2024 Annual Report are available at www.proxydocs.com/WING.

*

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the Annual Meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote from any location via the Internet.

By order of the Board of Directors,

Albert G. McGrath

Senior Vice President, General Counsel & Secretary

April 3, 2025

PROXY STATEMENT SUMMARY
WINGSTOP INC. 2801 N Central Expressway Suite 1600 Dallas, Texas 75204

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. Unless the context indicates otherwise, references to “Wingstop,” “we,” “our,” “us,” or the “Company” are to Wingstop Inc. and its consolidated subsidiaries. References to the “Board” or the “Board of Directors” are to the Board of Directors of Wingstop Inc.

Annual Meeting Information

Time and Date:	May 22, 2025 at 9:00 a.m. Central Time

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	March 24, 2025

Proxy Materials Distribution Date:	On or about April 3, 2025

*

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the Annual Meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote online via the Internet.

Items of Business and Voting Recommendations

Agenda Items	Board’s Voting Recommendation	Page Reference (for more detail)

1.Electionof four Class I directors (the “Director Election Proposal”)*	FOR the election of each director nominee	9

2. Ratification of the appointment of KPMG LLP (the “Auditor Ratification Proposal”)	FOR	38

3. Approve, on an advisory basis, of named executive officer compensation (the “Say-on-Pay Proposal”)	FOR	41

4. Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors	FOR	78

5. Approve an amendment to the Certificate of Incorporation to eliminate supermajority voting provisions	FOR	80

*

Pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

WINGSTOP INC. 2025 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY

HIGHLIGHTS FOR FISCAL YEAR 2024

Highlights of Wingstop’s performance during fiscal year 2024 include, among other things:

1.  As of December 28, 2024.

2.  For the fiscal year ended December 28, 2024.

3.  For the fiscal year ended December 28, 2024. We define Adjusted EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, with further adjustments for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, system implementation costs, and stock-based compensation expense. See Appendix I for a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income as reported under GAAP.

4.  As a percentage of Company-owned restaurant sales.

Corporate Governance Highlights

Highlights of Wingstop’s corporate governance practices include, among other things, the following:

•	the roles of Chair of the Board and Chief Executive Officer are held by separate individuals;

•	all directors, with the exception of our Chief Executive Officer, are independent, and we have 100% independent Board committees;

•	our Board conducts annual Board and committee self-evaluations;

•	our Nominating and Corporate Governance Committee and Board annually review committee composition;

•

in order to be nominated for election, directors tender contingent resignations that are considered by the Board when a director fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors;

•

we continue to track environmental, social, and governance metrics related to greenhouse gas emissions, animal welfare, waste management, diversity, equity and inclusion, and community involvement in an effort to operate and govern our Company in a socially responsible manner;

•	we focus on diversity of our Board, and 50% of our Board classifies as diverse (with three female and three racially or ethnically diverse directors); and

•	we continue our efforts to give back through Wingstop Charities to the communities we serve, contributing more than $6 million to the communities we serve.

2 | WINGSTOP INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Compensation Best Practices

The table below summarizes the Company’s key executive compensation practices, including practices the Company has implemented that the Compensation Committee believes will align executive officer compensation with Company performance and the execution of our strategy.

What We Do			What We DON’T Do
✓	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.	×

Repricing. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions, such as dividend equivalency adjustments or a stock split.

✓

Performance metrics tied to Company performance. The performance metrics for our performance-based cash bonus plan and performance-based equity awards are tied to the Company’s performance, aligning executive and stockholder interests.

×

Excess golden parachute agreements. The termination benefits payable to our senior officers, other than our Chief Executive Officer, under our Executive Severance Plan range from only 1.0 to 2.0 times base salary and bonus (only 2.0 to 2.5 times base salary and bonus for our Chief Executive Officer).

✓

Robust stock ownership and retention guidelines. Our stock ownership and retention policy has guidelines requiring our Chief Executive Officer to own five times his annual base salary in common stock or common stock derivatives and our senior vice presidents to own two times their annual base salary in common stock or common stock derivatives.

		×	Tax gross-ups. Our Executive Severance Plan and equity award agreements do not provide for excise tax gross-ups.
✓

Clawback policy. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the policy). The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award had it been based on the restated amounts.

		×	Share recycling. We do not recycle shares withheld for taxes or used to pay the exercise price for an outstanding award, or have other liberal share-counting features.
✓

Independent compensation consultant. The Compensation Committee uses Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to assist in designing the Company’s compensation policies and programs.

		×	Hedging or pledging shares. Our Insider Trading Compliance Policy prohibits our directors and named executive officers from any hedging or pledging of Company securities.
✓

Listen to our stockholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes, as well as our discussions with our stockholders, when we make compensation decisions.

		×	Single trigger change in control agreements. We have no single trigger change in control agreements.

WINGSTOP INC. 2025 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY

Proposal 1—Director Election Proposal

Director Nominees

The Board of Directors is asking you to elect the four nominees named below as Class I directors for terms that expire at the 2028 annual meeting of stockholders and upon the election and qualification of their successors. The following table provides summary information about the four director nominees. For more information about the director nominees, see pages 11 and 12.

Name	Experience/Qualifications	Independence Status	Board Positions and Committees	End of Term (if re-elected)
Krishnan (Kandy) Anand	Corporate Governance, Executive Management, International, Marketing, Operations, Risk Management, and Strategy	Independent	Chair of the Nominating and Corporate Governance Committee; Technology Committee Member	2028
David L. Goebel	Corporate Governance, Executive Management, Marketing, Operations, Restaurant Industry, Retail Industry, and Strategy	Independent	Chair of the Compensation Committee; Nominating and Corporate Governance Committee Member	2028
Thomas R. Greco	Corporate Governance, Executive Management, Financial and Accounting, Marketing, Operations, Retail Industry, Risk Management and Strategy	Independent	Audit Committee Member; Compensation Committee Member	2028
Michael J. Hislop	Corporate Governance, Executive Management, Financial and Accounting, Marketing, Operations, Restaurant Industry, Retail Industry, Risk Management, Strategy, and Technology	Independent	Compensation Committee Member; Technology Committee Member	2028

Vote Required

The election of the director nominees will be determined by a plurality of the votes cast at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). However, pursuant to our Corporate Governance Guidelines, each of the director nominees, in order to be nominated for election, has tendered an irrevocable resignation that becomes effective if such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

Proposal 2—Auditor Ratification Proposal

Auditor Ratification

The Board is asking you to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 27, 2025. Set forth on page 40 is summary information with respect to the fees for services provided to us by KPMG during the fiscal years ended December 28, 2024 and December 30, 2023.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Brokers have discretionary authority to vote on this proposal without your instruction. As a result, we do not expect any broker non-votes with respect to this proposal.

4 | WINGSTOP INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proposal 3—Say-on-Pay Proposal

Say-on-Pay

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 44.

Vote Required

The approval of the Say-on-Pay Proposal, on a non-binding advisory basis, requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal. A broker non-vote will have no effect on the outcome of the vote on this proposal.

Proposal 4—Approve an Amendment to the Certificate of Incorporation to Declassify the Board of Directors

The Board is asking you to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board and provide for the annual election of directors. For a detailed description of this proposal, see “Proposal 4—Approve an Amendment to the Certificate of Incorporation to Declassify the Board of Directors” beginning on page 78.

Vote Required

The approval of Proposal 4 requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal.

Proposal 5—Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions

The Board is asking you to approve an amendment to the Certificate of Incorporation to eliminate supermajority voting provisions. For a detailed description of this proposal, see “Proposal 5—Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions” beginning on page 80.

Vote Required

The approval of Proposal 5 requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal.

Voting Procedures

Voting Rights of the Stockholders

Each share of our common stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Our stockholders are not entitled to cumulative voting rights, and dissenters’ rights are not applicable to the matters being voted upon at the Annual Meeting.

Only owners of record of shares of common stock at the close of business on March 24, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting, or at any adjournments, postponements, or recesses thereof. There were 27,902,888 shares of common stock issued and outstanding on the Record Date.

WINGSTOP INC. 2025 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided to you by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to submit their voting instructions by returning the voting instruction card to their broker or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker.

With respect to each of the proposals to be acted upon at the Annual Meeting, you may vote as follows:

•	Director Election Proposal: “FOR” each of the nominees or “WITHHOLD” from each of the nominees;

•	Auditor Ratification Proposal: “FOR,” “AGAINST,” or “ABSTAIN”;

•	Say-on-Pay Proposal: “FOR,” “AGAINST,” or “ABSTAIN”;

•	Amendment to the Certificate of Incorporation to Declassify the Board (Proposal 4): “FOR,” “AGAINST,” or “ABSTAIN”; and

•	Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions (Proposal 5): “FOR,” “AGAINST,” or “ABSTAIN”.

All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, and if such proxies do not direct how the shares should be voted, the proxy holder will vote your shares in accordance with the Board’s recommendations, unless the proxy is revoked prior to completion of the voting at the Annual Meeting. For details regarding how to revoke your proxy, see “— Revocability of Proxy” below.

Quorum

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Effect of Votes Withheld, Abstentions and Broker Non-Votes

Abstentions, broker non-votes, and votes withheld are included in the number of shares of common stock present for determining a quorum for all proposals.

The election of directors will be determined by a plurality of votes cast. As a result, votes “WITHHELD” will have no impact with respect to the election of directors, except that pursuant to our Corporate Governance Guidelines in order to be nominated for election, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” on page 9.

Pursuant to our Bylaws, except as otherwise required by applicable law or regulation or by our Certificate of Incorporation, all matters before the Annual Meeting other than the election of directors are determined by the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. Accordingly, an abstention will have the effect of a vote against the Auditor Ratification Proposal and the Say-on-Pay Proposal, as applicable.

Under applicable stock exchange rules, brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under applicable stock exchange rules and has not received voting instructions from the beneficial owner.

6 | WINGSTOP INC. 2025 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Your broker does not have discretionary authority to vote your common stock with respect to any proposal other than the Auditor Ratification Proposal in the absence of specific instructions from you. Where a broker does not have discretionary authority to vote your common stock, such broker is not considered “entitled to vote” with respect to a particular proposal at the Annual Meeting. Accordingly, a broker non-vote will have no effect on the Say-on-Pay Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your common stock with respect to that proposal.

Pursuant to our Certificate of Incorporation, amendments to our Certificate of Incorporation, as detailed in Proposal 4 (Amendment to the Certificate of Incorporation to Declassify the Board) and Proposal 5 (Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions), require the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors. Accordingly, abstentions and broker non-votes will have the same effect as a vote against Proposal 4 and Proposal 5 because an absolute percentage of affirmative votes are required for these proposals.

Revocability of Proxy

Your proxy is revocable at any time before the polls close at the Annual Meeting. If you wish to revoke your proxy, you may:

•	submit a later-dated proxy by the Internet or by telephone, if available, prior to the start of the Annual Meeting;

•	give written notice to our Corporate Secretary prior to the start of the Annual Meeting that you wish to revoke your proxy;

•	submit a later dated proxy with new voting instructions by mail, so long as such proxy card is received prior to the start of the Annual Meeting; or

•	vote electronically at the Annual Meeting.

Attendance at the Annual Meeting alone will not revoke a previously submitted proxy. If you are a beneficial owner of your shares and your shares are held through a broker, you must contact your brokerage firm, bank or other custodian to revoke any prior voting instructions.

Virtual Annual Meeting of Stockholders

This year’s Annual Meeting will be held virtually via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. You will be able to participate in the Annual Meeting online and submit your questions prior to the meeting by visiting www.proxydocs.com/WING. You also will be able to vote your shares electronically at the Annual Meeting.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/WING prior to the deadline of May 19, 2025 at 5:00 p.m. Eastern Time. The control number located in the green box on the upper-right corner of your proxy card and/or voting authorization form will be required to register. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions prior to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

You can submit questions electronically prior to the Annual Meeting. During the Q&A session of the meeting, members of our management will answer the questions that were submitted in advance of the meeting, as time permits. To ensure the Annual Meeting is conducted in a manner that is fair to all stockholders, we reserve the right, in our sole discretion, to edit or reject questions we deem profane, repetitive, not relevant to the business of the Company, or otherwise inappropriate.

2026 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us by December 4, 2025, and must comply with the requirements set forth in SEC Rule 14a-8. Director nominations or other business to be brought before the 2026 Annual Meeting of Stockholders

WINGSTOP INC. 2025 PROXY STATEMENT | 7

PROXY STATEMENT SUMMARY

by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between January 22, 2026 and February 21, 2026, and must comply with the requirements set forth in our Bylaws. In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 23, 2026. For more information, see “Next Annual Meeting—Stockholder Proposals” on page 82.

Solicitation Matters

Proxies are being solicited by the Board of Directors on behalf of the Company. We have hired Innisfree M&A Inc. (“Innisfree”) to provide us with consulting and analytic services and solicitation services for banks, brokers, institutional investors, and individual stockholders. Innisfree’s fee for these services is $20,000, plus reimbursement of reasonable out-of-pocket expenses. All costs of solicitation will ultimately be borne by the Company. We have agreed to indemnify Innisfree against certain liabilities and expenses, including liabilities under the federal securities laws.

Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, email, or otherwise. These officers, directors, and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Householding

In an effort to reduce our printing costs, mailing costs, and fees, we have elected to adopt the practice of “householding” proxy materials. Under this approach, if paper copies are requested, we will deliver only one copy of our fiscal 2024 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards if they receive a paper copy of proxy materials in the mail.

Upon written or oral request, we will promptly deliver a separate copy of our fiscal 2024 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are (i) a stockholder, share an address and last name with one or more other stockholders, currently receive only one copy of proxy materials, and would like to revoke your householding consent and receive a separate copy of proxy materials, or (ii) a stockholder eligible for householding and would like to participate in householding, please contact Investor Relations at IR@wingstop.com, (972) 686-6500 or Wingstop Inc., 2801 N Central Expressway, Suite 1600, Dallas, Texas 75204. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 is included in the 2024 Annual Report that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2024 Form 10-K may be obtained free of charge by sending a written request to our Investor Relations department at the email or mailing address provided above under the caption “Householding.” The 2024 Form 10-K is also available on our Investor Relations website at https://ir.wingstop.com.

8 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 1— ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board and its committees. Pursuant to our Certificate of Incorporation and Bylaws, our Board is required to consist of between three and fifteen directors divided into three classes, with the number of directors serving in each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The directors within each class serve on the Board for staggered three-year terms. Please see “Proposal 4—Approve an Amendment to the Certificate of Incorporation to Declassify the Board of Directors” for more information regarding management’s proposal to declassify the Board and provide for the annual election of directors.

Currently, our Board consists of 10 directors in the following classes:

•	Class I, consisting of Krishnan (Kandy) Anand, David L. Goebel, Thomas R. Greco, and Michael J. Hislop, whose terms expire at the Annual Meeting and, therefore, are standing for election to the Board;

•	Class II, consisting of Lynn Crump-Caine, Wesley S. McDonald, and Anna (Ania) M. Smith, whose terms will expire at the annual meeting of stockholders to be held in 2026; and

•	Class III, consisting of Kate S. Lavelle, Kilandigalu (Kay) M. Madati, and Michael J. Skipworth, whose terms will expire at the annual meeting of stockholders to be held in 2027.

Directors hold office until their successor is duly elected and qualified or until their earlier death, resignation, or removal. Our directors may only be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock at a meeting of the stockholders called for that purpose. Please see “Proposal 5—Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions” for more information regarding management’s proposal to eliminate supermajority voting provisions.

Board Nominees for Election at the Annual Meeting

The terms of Messrs. Anand, Goebel, Greco, and Hislop, each a Class I director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Messrs. Anand, Goebel, Greco, and Hislop have been nominated for re-election. If elected, Messrs. Anand, Goebel, Greco, and Hislop will hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2028.

Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected.

The persons named on the accompanying proxy card, or their substitutes, will vote the proxies for the election of the four nominees listed herein, except to the extent authority to vote for one or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies on the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election

To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting. Nonetheless, pursuant to our Corporate Governance Guidelines, in order to be nominated for election, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation.

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PROPOSAL 1—ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee must consider the resignation and recommend to the Board the action to be taken with respect to the resignation. The director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee’s recommendation with respect to the resignation. The Board is required to consider and act on the recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision whether to accept the resignation.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at https://ir.wingstop.com.

10 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nominees for Terms Expiring at the 2028 Annual Meeting

KRISHNAN (KANDY) ANAND
Director Since 2018 Age: 67 Independent Nominating and Corporate Governance (Chair) and Technology Committees
Favorite Wingstop Flavor:

Mr. Anand has been a member of our Board since August 2018. He currently serves as the Chief Executive Officer of Igniting Business Growth, a business consulting company, and as Chairman and Chief Executive Officer of Igniting Consumer Growth Acquisition Company, a special purpose acquisition company. Mr. Anand retired from Molson Coors Brewing Company in November 2019, where he served as Chief Growth Officer beginning in 2016 and President and Chief Executive Officer of Molson Coors International LP from December 2009 to October 2016. Before joining Molson Coors, Mr. Anand held a variety of positions at The Coca-Cola Company, including president of Coca-Cola’s Philippine business from 2007 to 2009. He also served as vice president of Coca-Cola’s Global Commercial Leadership from 2004 to 2007 and as vice president of global brands strategy. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand has served on the board of directors of British American Tobacco (NYSE: BTI), an international tobacco group, since February 2022. He served on the board of directors of Popeyes Louisiana Kitchen Inc. (NASDAQ: PLKI) from November 2010 to 2017 and Empower, Ltd., a NYSE-listed special purpose acquisition company (NYSE: EMPW), between October 2020 and July 2021.

Director Qualifications

Mr. Anand’s experience as a chief growth officer, executive leader of international operations and other marketing, M&A and strategy roles enables him to provide valuable guidance on business leadership, growth strategies, branding and operations. He also has experience on other public company boards, including a restaurant in the chicken category, which enables him to bring industry, corporate governance, compensation and other insights to our Board.

DAVID L. GOEBEL
Director Since 2017 Age: 74 Independent Compensation (Chair) and Nominating and Corporate Governance Committees
Favorite Wingstop Flavor:

Mr. Goebel has been a member of our Board since November 2017. He is the founding principal and President of Santoku, Inc., a private company formed in 2008 that operates a fast-casual pizza concept under the name Pie Five Pizza Company and Cultivare Greens & Grains. He also served as acting President and Chief Executive Officer of Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents Deli Fresh Subs, from 2010 until December 2014. From 2001 to 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006 and 2007, during which time it operated nearly 2,000 restaurants in the United States and abroad. Prior to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 to 1998. He currently serves as Chairman of the Board, and was previously Lead Director, of Jack In the Box Inc. (NASDAQ: JACK), and as a board member of Murphy USA Inc., a gas/convenience food company (NYSE: MUSA). Mr. Goebel has been a partner and faculty member for The ExCo Group (formerly known as Merryck & Co.), a global firm providing executive coaching and mentoring services, since May 2008.

Director Qualifications

Mr. Goebel’s more than 40 years of experience in the retail, food service, and hospitality industries provides him with extensive business, operational, management, and leadership development experience, as well as unique insights into restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation, and strategic planning that enable him to provide valuable guidance to the Board.

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PROPOSAL 1—ELECTION OF DIRECTORS

MICHAEL J. HISLOP
Director Since 2011 Age: 70 Independent Compensation and Technology Committees
Favorite Wingstop Flavor:

Mr. Hislop has been a member of our Board since October 2011. He served as Chairman of Corner Bakery, a national bakery-cafe chain, from February 2006 to March 2020 and served as its Chief Executive Officer from February 2006 to October 2015. In addition, Mr. Hislop was the Chairman of Il Fornaio from 2001 until June 2020, served as its Chief Executive Officer from 1998 until October 2015, and prior to that, served as President and Chief Operating Officer of Il Fornaio beginning in 1995. Prior to Il Fornaio, he was Chairman and Chief Executive Officer for Chevys Mexican Restaurants, where he built the company’s infrastructure in preparation for taking it public. He has also served in a number of operating positions at El Torito Mexican Restaurants and T.G.I. Friday’s. In 2010, Mr. Hislop was recognized by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations, and in 2013, he received Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Director Qualifications

Mr. Hislop’s experience as a chief executive officer and chief operating officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in operations, brand management, consumer strategy, and leadership of complex organizations. This expertise, as well as his knowledge of corporate governance gained from service on a number of boards, make him an excellent resource for, and valued member of, the Board.

THOMAS R. GRECO
Director Since 2024 Age: 66 Independent Audit and Compensation Committees
Favorite Wingstop Flavor:

Thomas Greco has been a member of our Board since December 2024. Mr. Greco previously served as Director, President, Chief Executive Officer of Advance Auto Parts, Inc. (NYSE: AAP) from April 2016 to September 2023. Prior to that, Mr. Greco served as Chief Executive Officer of Frito-Lay North America, a unit of PepsiCo, Inc., from 2011 to 2016, where he was responsible for overseeing PepsiCo’s snack and convenient foods business in the U.S. and Canada. Mr. Greco served in roles of increasing responsibility at PepsiCo since joining the company in 1986. Before joining PepsiCo, he worked at The Procter & Gamble Company. Mr. Greco serves on the board of directors of Tapestry, Inc. (NYSE: TPR), Centene Corporation (NYSE: CNC), A Parent Media Co. Inc., and as chair of the board of directors of the Sabra Dipping Company, LLC, a joint venture between PepsiCo and the Strauss Group. He also serves on the board of the American Heart Association.

Director Qualifications

Mr. Greco’s prior experience as a chief executive officer of several public companies provides the Board with valuable managerial, business, and strategic expertise. Additionally, Mr. Greco’s experience gained through his service on other public company boards makes him an excellent resource for both the Board and Company management.

The Board of Directors recommends that you vote FOR each director nominee.

12 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 1—ELECTION OF DIRECTORS

Continuing Directors with Terms Expiring at the 2026 or 2027 Annual Meetings

The directors listed below will continue in office for the remainder of their terms and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal.

LYNN CRUMP-CAINE
Director Since 2017 Age: 68 Independent Chair of the Board of Directors Nominating and Corporate Governance Committee
Favorite Wingstop Flavor:

Ms. Crump-Caine is our Board Chair and has been a member of our Board since January 2017. Ms. Crump-Caine brings more than 30 years of restaurant industry experience to our Board, having previously served as Executive Vice President of Worldwide Operations for McDonald’s Corporation, where her responsibilities included developing growth strategies, standards and systems, global supply chain, real estate development, and innovation worldwide. Prior to this role, she held numerous executive level positions including Executive Vice President, U.S. Restaurant Systems and Senior Vice President of U.S. Operations. Previously, Ms. Crump-Caine founded, and was Chief Executive Officer of, OutsideIn Consulting, an organizational performance and strategy development consulting firm. Ms. Crump-Caine brings substantial public company governance experience, having served on several public company and nonprofit company boards. Her current directorships include Thrivent Financial, Advocate Healthcare, and The Exco Group. Her former directorships include G&K Services and Krispy Kreme Doughnuts, Inc. Ms. Crump-Caine also serves as the Chair of the Board and a mentor with The ExCo Group (formerly known as Merryck & Co.), a global firm providing executive coaching and mentoring services.

Director Qualifications

Ms. Crump-Caine’s far-reaching restaurant industry knowledge and operational experience, including in various senior positions with McDonald’s Corporation, provides her with valuable and relevant experience in understanding and advising on complex operating systems, growth strategies, training, and brand development. In addition, her many years of public company board service provide her with valuable experience in corporate governance and risk management.

Ms. Crump-Caine’s term will expire at the annual meeting of stockholders to be held in 2026.

KATE S. LAVELLE
Director Since 2019 Age: 59 Independent Audit (Chair) and Technology Committees
Favorite Wingstop Flavor:

Ms. Lavelle has been a member of our Board since March 2019. Ms. Lavelle has more than 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. Prior to that, she was Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004, and also served in various other management positions for LSG Sky Chefs from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. Ms. Lavelle served on the board of directors of Sonic Inc. from 2012 until 2018. Ms. Lavelle has also previously served as a director of Jones Lang LaSalle, a global financial and professional services firm.

Director Qualifications

Ms. Lavelle’s significant financial and accounting experience as chief financial officer and in other senior leadership roles with restaurant and other companies, as well as her experience as a director for a publicly traded restaurant company, make her a valued member of our Board. She has knowledge of complex financial and accounting matters that enables her to provide guidance on matters such as corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations.

Ms. Lavelle’s term will expire at the annual meeting of stockholders to be held in 2027.

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PROPOSAL 1—ELECTION OF DIRECTORS

KILANDIGALU (KAY) M. MADATI
Director Since 2017 Age: 52 Independent Audit and Technology (Chair) Committees
Favorite Wingstop Flavor:

Mr. Madati has been a member of our Board since March 2017. Mr. Madati is an accomplished digital, marketing, and media executive, with global management and business-transformation experience at some of the world’s most renowned companies. Mr. Madati most recently served as the Chief Commercial Officer for FIFA, the international governing body of association football, futsal and beach soccer, from July 2021 to August 2022. Formerly, he was Global VP and Head of Content Partnerships of Twitter, Inc. from 2017 to 2020 and Executive Vice President and Chief Digital Officer of BET Networks, a subsidiary of Viacom, Inc., from 2014 to late 2017. Prior to that, he was Head, Entertainment & Media, Global Marketing Solutions for Facebook, an online social media and social networking service, from 2011 to 2014, and Vice President, Audience Experience & Engagement, at CNN Worldwide, a television news channel, from 2008 to 2011. Prior to that, he served in various leadership roles with Community Connect, a social-networking company, Octagon Worldwide, a leader in sports entertainment marketing, and BMW of North America, a worldwide automaker.

Director Qualifications

Mr. Madati’s experience as a chief commercial officer, head of content partnerships, chief digital officer, and other senior executive leadership roles working with media companies across a broad spectrum of industries, and knowledge of complex digital marketing and audience engagement matters provide him with valuable and relevant experience in digital media, strategic planning, marketing, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

Mr. Madati’s term will expire at the annual meeting of stockholders to be held in 2027.

WESLEY S. MCDONALD
Director Since 2016 Age: 62 Independent Audit and Compensation Committees
Favorite Wingstop Flavor:

Mr. McDonald has been a member of our Board since May 2016. From 2003 to 2017, he served as an officer of Kohl’s Corporation, where he oversaw financial planning and analysis, investor relations, financial reporting, accounting operations, tax, treasury, non-merchandise purchasing, credit, and capital investment. He was promoted to Senior Executive Vice President, Chief Financial Officer in 2010 and to Principal Officer, Chief Financial Officer in 2015. Prior to joining Kohl’s, Mr. McDonald served as Chief Financial Officer and Vice President of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation. Mr. McDonald has been a member of the board of directors of Urban Outfitters, Inc. (NASDAQ: URBN) since May 2019, currently serves as its audit committee chair and is a member of its compensation committee. Mr. McDonald previously served on the board of The Children’s Place (NASDAQ: PLCE) between May 2023 and May 2024.

Director Qualifications

Mr. McDonald’s experience as a chief financial officer and in other senior executive leadership roles working with publicly traded consumer products companies, and knowledge of complex financial matters provide him with valuable and relevant experience in corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

Mr. McDonald’s term will expire at the annual meeting of stockholders to be held in 2026.

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PROPOSAL 1—ELECTION OF DIRECTORS

MICHAEL J. SKIPWORTH
Director Since 2022 Age: 47 Not Independent President and Chief Executive Officer
Favorite Wingstop Flavor:

Mr. Skipworth has served as our Chief Executive Officer and a member of our Board since March 2022. He has served as our President since August 2021. Prior to being appointed as Chief Executive Officer, Mr. Skipworth served as our Chief Operating Officer from August 2021 until March 2022 and, prior to that, served as Executive Vice President and Chief Financial Officer from February 2018 to August 2021 and Senior Vice President and Chief Financial Officer from August 2017 to February 2018. He joined Wingstop in December 2014 as Vice President, Corporate Controller, and served as Vice President of Finance from January 2016 to June 2017. In June 2017, Mr. Skipworth was appointed as our interim Chief Financial Officer and served in that role until his appointment as Chief Financial Officer in August 2017. Prior to joining Wingstop, Mr. Skipworth served as Senior Vice President of Finance and Accounting and Vice President, Corporate Controller at Cardinal Logistics Holdings, LLC, and as an audit senior manager at KPMG LLP.

Director Qualifications

Mr. Skipworth’s extensive experience in the restaurant industry, including his prior service as our Chief Operating Officer, Chief Financial Officer and his current service as our President and Chief Executive Officer, provide the Board with valuable insights into the Company and its industry.

Mr. Skipworth’s term will expire at the annual meeting of stockholders to be held in 2027.

ANNA (ANIA) M. SMITH
Director Since 2022 Age: 50 Independent Compensation and Technology Committees
Favorite Wingstop Flavor:

Ms. Smith has been a member of our Board since July 2022. She has served as Chief Executive Officer at Taskrabbit, a global digital platform owned by Ingka (IKEA) that connects people seeking help with household tasks such as furniture assembly, handy work and moving services with those who can provide such assistance, since August 2020. Prior to joining Taskrabbit, she was Director, Head of Courier Operations at Uber from August 2019 to June 2020. From April 2015 to May 2018, Ms. Smith held several positions at Airbnb including Head of Business Operations, North America; Operations, Host Services; and Senior Lead, Host Growth.

Director Qualifications

Ms. Smith’s experience as a chief executive officer and head of operations at multiple eCommerce companies provides her with valuable and relevant global experience in operations, marketplace platforms, technology, human resources, business development and strategy with broad-based skills spanning product, marketing, and operational execution, particularly for marketplaces, all of which provide her with the qualifications and skills to serve as a director.

Ms. Smith’s term will expire at the annual meeting of stockholders to be held in 2026.

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CORPORATE GOVERNANCE

Board Composition and Director Independence

The following table provides information about each director currently serving on our Board of Directors, including the director nominees, and the composition of the Board committees.

				Committee Membership
Name	Independent	Director Since	Director Class (Expiration of Current Term)	Audit	Compensation	Nominating and Corporate Governance	Technology

Lynn Crump-Caine	✓	2017	Class II (2026)			●

Krishnan (Kandy) Anand	✓	2018	Class I (2025)				●

David L. Goebel	✓	2017	Class I (2025)			●

Thomas R. Greco	✓	2024	Class I (2025)	●	●

Michael J. Hislop	✓	2011	Class I (2025)		●		●

Kate S. Lavelle	✓	2019	Class III (2027)				●

Kilandigalu (Kay) M. Madati	✓	2017	Class III (2027)	●

Wesley S. McDonald	✓	2016	Class II (2026)	●	●

Michael J. Skipworth		2022	Class III (2027)

Ania M. Smith	✓	2022	Class II (2026)		●		●

Chair	Audit Committee Financial Expert	● Member

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CORPORATE GOVERNANCE

We follow the director independence standards set forth in The Nasdaq Stock Market (“Nasdaq”) corporate governance standards and the federal securities laws. The Board has reviewed and analyzed the independence of each director based on those criteria and affirmatively determined that each of Mses. Crump-Caine, Lavelle, and Smith and Messrs. Anand, Goebel, Greco, Hislop, Madati, and McDonald qualifies as “independent” and also meets the definition of “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, as applicable. In making this determination, the Board considered:

•

relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “Certain Relationships and Related Party Transactions” on page 35; and

•	other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

There are no family relationships between any of our directors or executive officers.

Please see “Proposal 4—Approve an Amendment to the Certificate of Incorporation to Declassify the Board of Directors” for more information regarding management’s proposal to declassify the Board and provide for the annual election of directors.

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CORPORATE GOVERNANCE

Director Skills and Experience

Our Nominating and Corporate Governance Committee regularly evaluates the skills, qualifications, experience, and expertise of our directors to ensure that our Board has the right mix of such qualities to provide effective oversight to our Company. The matrix below depicts the skills, qualifications, experience, and expertise that our directors bring to the Board.

Corporate Governance experience supports our goals of strong accountability, transparency, and stockholder value protection	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Management experience is important for leadership ability and talent development	✓	✓	✓ (CEO)	✓ (CEO)	✓ (CEO)	✓	✓	✓	✓ (CEO)	✓ (CEO)
Financial & Accounting experience is important for overseeing our financial reporting and internal controls and for evaluating our capital structure				✓	✓	✓ (CFO)		✓ (CFO)	✓ (CFO)
International experience is valuable as the Company continues to extend its presence outside of the United States	✓	✓		✓		✓	✓		✓	✓
Marketing experience is important in maintaining brand relevance and consumer engagement	✓	✓	✓	✓	✓		✓		✓	✓
Operations experience is important for ensuring best practices and executing initiatives	✓	✓	✓	✓	✓		✓	✓	✓	✓
Restaurant Industry experience is important because it is the Company’s core business		✓	✓		✓	✓			✓
Retail Industry experience is relevant for understanding consumer behavior			✓	✓	✓		✓	✓	✓
Risk Management experience is important for overseeing risks facing the Company	✓	✓		✓	✓	✓	✓	✓	✓
Strategic experience is important for competing in a dynamic market	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology experience is important for enhancing consumer experience and internal operations				✓	✓	✓	✓	✓	✓	✓

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CORPORATE GOVERNANCE

Board Diversity

The table below provides certain information with respect to the composition of our Board, 50% of which is either female, ethnically diverse, or both.

Board Diversity
Total Number of Directors:	10 (9 of whom are independent)

Gender	Female	Male
Directors	3	7

Demographic Background
African American or Black	1	1
Asian	0	1
White	2	5

Independence	Diversity

90%	30% of our directors are female

of our directors are independent	50% of our directors are diverse

WINGSTOP INC. 2025 PROXY STATEMENT | 19

CORPORATE GOVERNANCE

Board Leadership Structure

Our Bylaws provide that the Board appoints the Chair of the Board to preside at all meetings of the Board and stockholders and to perform such other duties and exercise such powers as our Bylaws or the Board may prescribe. Ms. Crump-Caine serves as Chair of the Board, and Mr. Skipworth serves as our President and Chief Executive Officer. The Board believes that its current leadership structure, with the separation of the Chair and CEO positions, is appropriate and in the best interests of the Company and its stockholders. The Board believes that keeping these positions separate enables our Chair to lead the Board in its oversight and advisory roles and allows our CEO to focus on the Company’s day-to-day business operations and developing and implementing the Company’s business strategies. The Board believes that the separation of the roles enhances the ability of each person to discharge their duties effectively. In accordance with our Corporate Governance Guidelines, the Board assesses its leadership structure from time to time, using its business judgment after considering all relevant circumstances.

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in executive session at least twice each year without any non-independent directors or members of management being present. Ms. Crump-Caine presides at these meetings of our non-management directors and provides significant outside perspective and leadership. In 2024, the non-management directors met in executive sessions at certain scheduled meetings of the Board without any non-independent directors or members of management being present.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at https://ir.wingstop.com.

Succession Planning

Our Board leadership structure was the result of substantial succession planning efforts. Our Board has worked to recruit highly qualified directors and to establish a board structure that meets the needs of the Company and its stockholders. As a result of the Board’s succession planning efforts, our Board currently consists of 10 members, all of whom are independent, with the exception of Mr. Skipworth who serves as President and Chief Executive Officer.

The Board has overall responsibility for executive officer succession planning and discusses and reviews succession planning on a regular basis. In addition, the Board has established and regularly reviews a formal emergency governance plan to address succession planning in the event of a crisis.

Meetings of the Board of Directors

During the fiscal year ended December 28, 2024, our Board met six times. Each of our directors participated in at least 75% of the Board meetings and their respective committee meetings, and all of our directors attended the annual meeting of stockholders in 2024. Though the Board does not have a formal attendance policy, directors are strongly encouraged to attend Board meetings, their respective committee meetings, and the annual meeting of stockholders.

Board Committees and Membership

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technology Committee. Each committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties, and responsibilities of these committees are described below.

Audit Committee

The Audit Committee is responsible for, among other matters: (i) overseeing our accounting and financial reporting processes and audits of our financial statements; (ii) appointing, retaining, or terminating the independent auditors and approving audit engagement fees and terms; (iii) monitoring and evaluating the qualifications, performance, and independence of the independent auditors, and overseeing the work and independence of the independent auditors; (iv) reviewing significant changes in our selection or application of accounting principles, and major issues as to the adequacy of our internal controls; (v) reviewing significant legal, compliance, or regulatory matters that may have a

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material impact on our business, financial statements, or compliance policies; (vi) discussing with management our guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk, including, in conjunction with the Technology Committee, cybersecurity and other technology-related risks; (vii) overseeing our policy on related party transactions and reviewing related party transactions as required by such policy; (viii) establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; (ix) developing and overseeing our business conduct and compliance program; (x) reporting regularly to the Board, summarizing the committee’s actions and any significant issues considered by the committee, including any issues as to the quality or integrity of our financial statements or the audits thereof, our accounting and financial reporting processes, our compliance with legal or regulatory requirements, the performance, qualifications, and independence of our independent auditors, or the design and performance of our internal audit function; and (xi) annually reviewing the charter and the performance of the Audit Committee.

Our Board has affirmatively determined that Ms. Lavelle and Messrs. Greco, Madati and McDonald, meet the definition of “independent director” for purposes of serving on the Audit Committee under applicable SEC and Nasdaq rules. In addition, each of Ms. Lavelle and Messrs. Greco and McDonald qualify as, and have been designated as, an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Audit Committee charter, the Audit Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Audit Committee held six meetings during the 2024 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) setting the overall compensation philosophy, strategy, and policies for our executive officers and non-employee directors; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating performance in light of those goals and objectives; (iii) reviewing and determining the compensation of our non-employee directors, Chief Executive Officer, and other executive officers; (iv) making recommendations to the Board with respect to the adoption, terms, and operation of our incentive compensation plans and equity-based plans; (v) reviewing and approving compensatory agreements and other similar arrangements between us and our executive officers; (vi) interpreting, administering and making determinations under our incentive-based compensation recoupment policies; and (vii) annually reviewing the charter and the performance of the Compensation Committee.

Our Board has affirmatively determined that Messrs. Goebel, Greco, Hislop and McDonald and Ms. Smith meet the definition of “independent director” for purposes of serving on the Compensation Committee under applicable SEC and Nasdaq rules, as well as the definition of “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

Our Board has adopted a written charter for the Compensation Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. The Compensation Committee held five meetings during the 2024 fiscal year.

Under the terms of the Compensation Committee charter, the Compensation Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Compensation Committee on certain matters. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate. A description of the considerations and determinations of the Compensation Committee regarding the compensation of our named executive officers is contained in “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (i) recommending to the Board the qualifications, qualities, skills, expertise, characteristics, and experience required for Board membership;

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(ii) identifying potential individuals whose qualifications and skills reflect those desired by the Board, and evaluating and recommending to the Board all nominees for election at annual meetings of stockholders or otherwise filling vacancies; (iii) evaluating and making recommendations to the Board regarding the structure, membership, and governance of the committees of the Board; (iv) developing and making recommendations to the Board with regard to our corporate governance policies and principles, including developing our Corporate Governance Guidelines; (v) reviewing and assessing our sustainability and environmental, social, and governance (“ESG”) policies, goals, and initiatives; (vi) overseeing our sustainability and ESG-related regulatory compliance measures, including our compliance with legal, legislative and regulatory requirements, other than those related to accounting or financial reporting (which are the responsibility of the Audit Committee) and periodically reviewing legal, legislative and regulatory developments affecting sustainability and ESG disclosures; (vii) overseeing the annual review of the Board’s performance; and (viii) annually reviewing the charter and the performance of the Nominating and Corporate Governance Committee.

Our Board has affirmatively determined that Mr. Anand, Ms. Crump-Caine and Mr. Goebel meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under applicable SEC and Nasdaq rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee, with any actions taken being reported to the Committee at the next scheduled meeting. The Nominating and Corporate Governance Committee held four meetings during the 2024 fiscal year.

Technology Committee

The Technology Committee is responsible for, among other matters: (i) reviewing our information technology strategy and investments; (ii) reviewing our technology-related performance metrics and achievements; (iii) overseeing our cybersecurity and technology-related risks and management efforts to monitor and mitigate those risks; and (iv) overseeing our response to technology-based threats and opportunities.

Though not required under applicable SEC and Nasdaq rules for purposes of serving on the Technology Committee, the Board has affirmatively determined that Messrs. Madati, Anand, and Hislop and Mses. Lavelle and Smith meet the definition of “independent director” under applicable rules.

Our Board has adopted a written charter for the Technology Committee, a copy of which is available on the investor relations section of our website at https://ir.wingstop.com. Under the terms of the Technology Committee charter, the Technology Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Technology Committee held three meetings during the 2024 fiscal year.

Board Oversight of Long-Term Growth Strategy

Our Board is responsible for overseeing our Company’s strategy for creating long-term growth. Our vision is to become a Top 10 Global Restaurant Brand. We believe there is opportunity for our brand to grow to 10,000+ restaurants globally. Our strategy is built upon the foundation of our culture, investing in people as our competitive advantage, and our global mindset. This strategy consists of three pillars:

(1)

Sustaining same-store sales growth by building brand awareness and working to close the awareness gap to top quick-service restaurant peers, expanding our data-driven marketing, and leveraging our digital platform and first party database of digital guests.

(2)

Maintaining best in class unit economics through the mitigation of volatility in cost of goods (e.g., poultry sourcing strategies), menu innovation to support our supply chain strategy, and the implementation of measures to attain operations excellence.

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(3)	Accelerating growth through strategic selection of brand partners, the execution of our development strategy, and leveraging our balance sheet.

Our management team and the Board regularly review our long-term growth strategy. In addition, during the 2024 fiscal year, the Board held a meeting focused on strategy to discuss the Company’s long-term growth plan.

Risk Oversight

Our Board is responsible for overseeing our risk management. The Board focuses on our general risk management processes and the most significant risks facing us and oversees the management of those risks. Our management is responsible for day-to-day risk management, including identifying, evaluating, and mitigating potential risks that may exist at the enterprise, strategic, financial, operational, compliance, and reporting levels. Management keeps the Board apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition to the broad risk-oversight functions performed by the Board as a whole, the Board has tasked certain of its committees with the responsibility of evaluating risks associated with specific elements of the Company’s business, operations, or governance, or with evaluating management’s assessments of these risks. Each committee regularly reports to the Board important risk-management matters considered by that committee.

Audit Committee

The Audit Committee is responsible for risk assessment and risk management and ensuring appropriate disclosure of risk factors in the Company’s public filings. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor, or control such exposures.

Compensation Committee

The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation policies and practices and for overseeing the evaluation of the Company’s executive management. The Compensation Committee annually reviews compensation policies and practices for all employees to confirm that they do not encourage unnecessary and excessive risk taking. The Compensation Committee also receives advice from FW Cook, its independent compensation consultant, regarding potential compensation-based risks.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and oversees the annual self-evaluation of the Board and its committees. The Nominating and Corporate Governance Committee also reviews and discusses with management the operational, regulatory and reputational risks of ESG matters on the Company, including management of such risks and impacts.

Technology Committee

The Technology Committee oversees management of risks associated with the Company’s technology and technology infrastructure, management’s efforts to monitor and mitigate those risks, and, together with the Audit Committee, the Company’s cybersecurity risks. Members of the Company’s Information Technology team periodically provide risk reports to the Board and its committees, including assessments of the Company’s cybersecurity risks, their potential impact on our business operations, and management’s strategies to monitor and mitigate those risks. Additional information regarding our cybersecurity program can be found in our 2024 Annual Report.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the Board nominees for director and to identify one or more candidates to fill any vacancies that may occur on the Board. As

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expressed in our Corporate Governance Guidelines, the Company seeks to align Board composition with the Company’s strategic direction so that the Board members bring skills, experience, and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve.

The Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines. Directors are selected for their integrity, character, independent judgment, breadth of experience, insight, knowledge, and business acumen. As shown in the matrix under “Director Skills and Experience” above, the Nominating and Corporate Governance Committee considers a variety of selection criteria when identifying director candidates. These criteria will vary over time depending on the needs of the Board. Accordingly, the Board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

The Company is committed to fostering an environment of diversity and inclusion, including among its Board members. Therefore, in considering director nominees, the Nominating and Corporate Governance Committee considers candidates who represent a diversity of experience and personal backgrounds (including diversity related to age, sex, race, color, and national origin) that enhance the quality of the deliberations and decisions of the Board. 50% of our Board members are either female, ethnically diversity, or both. The Nominating and Corporate Governance Committee considers the effectiveness of our Board diversity efforts in connection with identifying and evaluating director nominees.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time, and the Nominating and Corporate Governance Committee will evaluate a Board candidate’s other commitments as part of its selection criteria.

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Stockholder Recommendation of Director Candidates
Pursuant to our Bylaws, stockholders wanting to recommend candidates to be nominated for election to the Board may do so by sending a statement in accordance with and setting forth the information required by the advance notice provision in our Bylaws to the attention of the Secretary at the address provided in this Proxy Statement. Stockholder recommendations provided to the Secretary will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources. Our Nominating and Corporate Governance Committee has not established a minimum number of shares of common stock that a stockholder must own, or a minimum length of time during which the stockholder must own its shares of common stock, in order to recommend a director candidate for consideration. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of SEC Rule
14a-19(b)
under the Exchange Act.
For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.
Executive Sessions of Independent Directors
The independent directors meet in executive session, without any non-independent
directors or members of management present, at least twice each year. During 2024, our independent Chair of the Board presided at such sessions.
Board and Committee Self-Evaluation
The Board believes a rigorous self-evaluation process is important to the ongoing effectiveness of the Board. To that end, each year the Board conducts a self-evaluation of its performance. As part of this process, each director individually completes an evaluation form on specific aspects of the Board, including the Board’s composition, the culture of the Board, committee structure, the Board’s relationship with management, Board meetings, and the Board’s oversight of strategy, risk, and other aspects of the Company’s business. The collective responses are then reviewed by the chair of the Nominating and Corporate Governance Committee and the Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement the previous year and develops actions to be taken to enhance the Board’s effectiveness over the next year. Additionally, each committee conducts an annual self-evaluation of its performance through a similar process. Further, individual Board members evaluate themselves based on the criteria set forth in the matrix under “Director Skills and Experience” on page 18.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which is applicable to all directors and employees, including our executive and financial officers, and constitutes a “code of ethics” for purposes of Item 406(b) of Regulation
S-K.
The Code of Business Conduct and Ethics is available on our website at https://ir.wingstop.com and is available in print upon request from our Corporate Secretary. To the extent required by law, any amendments to, or waivers of, the Code of Business Conduct and Ethics with respect to one of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.
Insider Trading Compliance Policy; Prohibition on Hedges and Pledges
We have an insider trading compliance policy
that prohibits the purchase or sale of our securities while being aware of material, non-public
information about the Company, as well as the disclosure of such information to others who may trade in securities of the Company, that applies to our directors, executive officers, and all employees. Our insider trading compliance policy also prohibits our directors, executive
officers, and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading compliance policy prohibits senior management and all of our directors from pledging our stock or using it as loan collateral or as part of a margin account. We believe our insider trading compliance policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our insider trading compliance policy was filed as Exhibit 19.1 to our Annual Report on
Form 10-K
for the fiscal year ended December 28, 2024. It is also the policy of the Company that the Company will not engage in transactions in the Company’s securities while aware of material non-public
information (“MNPI”) related to the Company or the relevant Company securities.

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Stock Ownership and Retention Guidelines for Directors and Officers

Our Board has adopted stock ownership and retention guidelines that apply to our directors and officers, which provide that each officer must own a multiple of annual base salary in our common stock or qualifying derivatives and each independent director must own a multiple of the director annual cash retainer in our common stock or qualifying derivatives. The following table summarizes the requirements of our stock ownership and retention guidelines.

Title	Stock Ownership Requirement

Independent Director	5x (500%) annual cash retainer

Chief Executive Officer	5x (500%) annual base salary

Senior Vice Presidents	2x (200%) annual base salary

Clawback Policy

The Company has adopted a clawback policy for the recovery of incentive-based compensation to comply with Rule 10D-1 of the Exchange Act and the listing standards adopted by Nasdaq. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the clawback policy). The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award had it been based on the restated amounts. The full clawback policy is disclosed as an exhibit to our Form 10-K filed on February 19, 2025, and each executive officer has signed an acknowledgement agreeing to be bound by the terms of the policy.

Further, our 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”), 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”), and Executive Severance Plan authorize the Compensation Committee to provide for the forfeiture or recoupment of a participant’s equity and cash awards in certain situations beyond what is required by applicable law and the Nasdaq listing standards, such as in the event of the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation, or interests.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee during the fiscal year ended December 28, 2024 were Messrs. Goebel (Chair), Greco, Hislop, and McDonald and Ms. Smith. None of these individuals is, or has been at any time during the past year, an officer or employee of the Company. During the 2024 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

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Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board, a committee of the Board, the non-management/independent directors, the Chair, or other individual director may do so by writing to such director or group of directors at: 2801 N Central Expressway, Suite 1600, Dallas, Texas 75204, to the attention of the Secretary.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. The Secretary will maintain a list of each communication that was not forwarded because it was determined to be frivolous and will make such list available at the request of any member of the Board to whom such communication was addressed.

Stockholder Engagement

We are committed to continuously maintaining an open dialogue with our stockholders and engaging in a robust process to solicit feedback We recognize the value of two-way dialogue with our stockholders and regularly engage with investors in an effort to obtain input on how our strategy, risk management, sustainability and ESG policies, corporate governance, executive compensation and other matters may be better aligned with stockholder expectations. We regularly review general governance trends and emerging best practices and invite feedback from our stockholders, which is brought to our Board as part of its decision-making process. We engage with our stockholders in a variety of ways, including in one-on-one meetings and calls with stockholder representatives, in connection with our annual meeting of stockholders, and through our regular participation in industry conferences, investor road shows, and analyst meetings.

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Below is a chart summarizing some of the feedback that we received from our stockholders and our responses.

Stockholder Feedback	Company Response
Continue to return value to stockholders through quarterly dividends and share repurchases.

As part of the Company’s quarterly dividend program, the Company paid a dividend of $0.22 per share in the first and second quarters of 2024 and increased the dividend to $0.27 per share in the third and fourth quarters of 2024.

Additionally, the Company has repurchased and retired 1,366,756 shares of its common stock through its share repurchase program since its inception in August 2023, and as of the end of fiscal year 2024, $311.1 million remained available under the share repurchase program.

Continue to implement corporate governance best practices.

In Proposals 4 and 5 of this Proxy Statement, the Board is recommending that stockholders vote FOR the approval of amendments to the Certificate of Incorporation to (i) declassify the Board and provide for the annual election of directors and (ii) eliminate supermajority voting provisions. If our stockholders approve Proposal 5, the Board will take action at such time to also adopt conforming amendments to the Bylaws to remove the sole supermajority voting provision contained therein relating to the amendment of the Bylaws, to be effective immediately upon, and subject to, the effectiveness of the Supermajority Elimination Amendment (as defined in Proposal 5) to the Certificate of Incorporation.

Disclose greenhouse gas emissions data.

In December 2024, the Company disclosed Scope 1 and Scope 2 greenhouse gas emissions data for its corporate restaurants. For more information, please visit the Company’s website at https://ir.wingstop.com/esg/overview/ and see “Corporate Governance—Environmental, Social, and Governance” below.

Increase disclosure with respect to animal welfare initiatives.

All of our domestic poultry suppliers follow the National Chicken Counsel Animal Welfare Guidelines, which cover every phase of the chicken’s life cycle, including hatching, on-farm, transportation, and processing. For more information, please visit the Company’s website at https://ir.wingstop.com/esg/overview/ and see Corporate Governance—Environmental, Social, and Governance below.

Continue to set high targets with respect to executive compensation performance metrics.

For 2025, the Compensation Committee (i) increased the slope of the payout curve for the net new unit openings performance metric for the annual cash incentive plan to require additional performance to achieve a maximum payout for such metric and (ii) increased the threshold, target, and maximum achievement percentages for the Return On Incremental Invested Capital performance metric for the performance based restricted stock units.

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Environmental, Social and Governance

At Wingstop, our mission is “To Serve the World Flavor.” It is a mission that we undertake quite literally with our 12 bold, distinctive flavors of chicken wings, tenders, and chicken sandwiches. This global mission aligns with how Wingstop approaches its ESG platform, Flavor for Good, as we seek to provide Wingstop’s distinctive flavor to Food, People, the Environment, and the Communities in which we do business. The Nominating and Corporate Governance Committee periodically reviews and assesses the Company’s ESG policies, goals and initiatives and makes recommendations to the Board as appropriate based on such review and assessment.

FLAVOR FOR FOOD

FLAVOR FOR ENVIRONMENT

FLAVOR FOR GOOD

THE WINGSTOP ESG PLATFORM

FLAVOR FOR COMMUNITY

FLAVOR FOR PEOPLE

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Flavor for Food

We are committed to serving safe, high quality food that follows animal welfare guidelines and is sourced from suppliers that comply with industry standards and our code of conduct.

Focus Area	What We Do
Food Safety and Quality

•   We conduct annual supplier audits in accordance with Global Food Safety Initiatives.

•   We conduct in-market quality reviews to assess supplier performance.

•   We perform quarterly third-party QSC audits in each of our restaurants.

•   Each restaurant is subject to food safety certification and training requirements.

Suppliers

Our Global Supplier Code of Conduct outlines standards and business practices required of all of our direct and extended suppliers, including with respect to quality, health and safety, business integrity, labor standards, animal welfare, sustainability, land use, and human capital management practices.

Animal Welfare

•   All of our domestic poultry suppliers follow the National Chicken Counsel Animal Welfare Guidelines, which cover every phase of the chicken’s life cycle, including hatching, on-farm, transportation, and processing.

•   We partner with chicken suppliers who adhere to the following animal welfare standards:

◇   Raised in climate-controlled barns, where chickens are cage-free (temperature, ventilation, and lighting controlled).

◇   Raised with proper nutrition and provided full access to feed and water.

◇   Protected from adverse weather and predators.

Flavor for People

We believe in fostering an inclusive, equitable, and diverse work environment that is intended to enable all team members to achieve goals and contribute. We are dedicated to a talent development and performance management process aimed to ensure that each of our team members has their own professional development plan to guide them through opportunities and help create their futures at Wingstop. We have implemented unconscious bias training for all of our corporate team members, including executive management, to facilitate respectful treatment of our guests and fair hiring and labor practices. We have made pay equity a key focus of our diversity and inclusion efforts, and we monitor and benchmark the pay practices of our peers.

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Flavor for Environment

Each Wingstop restaurant is designed and built in an environmentally conscious way. Our kitchen equipment, including fryers, water heaters, and line refrigeration units, are ENERGYSTAR® or similar specification-rated. Additionally, all refrigeration is CFC and HCFC-free. We also specify energy-efficient LED lighting in our restaurants, which consumes only about 10% of the energy required by incandescent lighting. Our iconic metal wall finishes are made from 100% recycled materials, and we utilize high efficiency rooftop units for all HVAC as well.

In 2024, we partnered with a third party to determine our greenhouse gas emissions data in accordance with the GHG Corporate Accounting and Reporting Protocol. In analyzing our Scope 1 and Scope 2 emissions data, and comparing such data to restaurant peer emissions data, we believe our average per restaurant emissions is a noteworthy differentiator for Wingstop.

2023 Greenhouse Gas Emissions (mtons CO2e)
Total Scope 1	2,001
Total Scope 2	2.843
Total Scope 1 and 2	4,844
Average Scope 1 and 2 per Corporate Restaurant	106

Additionally, our Flavor for Environment initiatives include a robust waste management program, which is described in more detail below.

Focus Area	What We Do
Food Waste	Through our grease recycling initiative, we recycled approximately 22 million pounds of used cooking oil in 2024, which is equivalent to more than 4,600 cars off the road for a year.
Sustainable Uniforms

Since launching our sustainable uniform program in 2021, which features uniforms made from recycled plastic water bottles, we have consistently used more than 2.3 million water bottles each year for uniforms.

Restaurant Packaging

•   Our carryout bags are produced with post-consumer recycled content of at least 40%.

•   In 2023, we transitioned our small dip cups, straws, and cutlery to polypropylene, a curbside recyclable substrate, in most domestic municipalities.

•   Our paper towels and napkins are made with recycled fibers.

Flavor for Community

Wingstop Charities, a non-profit organization established in 2016, is committed to strengthening the communities that we serve by being strong, active corporate citizens and good neighbors. We’ve expanded our reach and impact by forming partnerships with No Kid Hungry, St. Jude Children’s Research Hospital, and the American Red Cross, funded by the growth of our Round Up Program, which allows our guests to contribute to the great work of these organizations. Since its inception, Wingstop Charities has awarded more than 300 grants and contributed more than $6 million across three key programs: Community Grants, Team Member Assistance, and the Morrison Family Scholarship Program. To learn more about how Wingstop Charities is making an impact in our local communities, visit www.wingstopcharities.org.

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Director Compensation

Our director compensation program is designed to attract, motivate, and retain highly qualified directors and align their interests with those of our stockholders. We compensate non-employee directors with a combination of cash and equity awards as described below.

The Compensation Committee periodically reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees, and market data prepared by its independent compensation consultant, FW Cook.

The Compensation Committee reviews with FW Cook the competitiveness of the Company’s non-employee director compensation program, including annual cash and equity retainers for the non-employee directors and cash retainers for committee members. For 2024, our non-employee director compensation was as follows:

Recipient(s)	Annual Cash Compensation ($)(1)
Non-employee directors	80,000
Chair of the Board	60,000
Audit committee chair	20,000
Audit committee members (excluding chair)	5,000
Compensation committee chair	15,000
Compensation committee members (excluding chair)	5,000
Nominating and corporate governance committee chair	12,500
Nominating and corporate governance committee members (excluding chair)	5,000
Technology committee chair	12,500
Technology committee members (excluding chair)	5,000

(1)

Amounts for leadership positions and committee memberships are in addition to the $80,000 annual retainer. Chairs of a committee receive the retainer listed for committee chair but not the retainer for committee member.

In addition to the annual cash retainers set forth above, in 2024, each of our non-employee directors was entitled to receive an annual equity award consisting of a number of shares of restricted stock having a total fair market value of $130,000 (or $190,000 in the case of the Chair of the Board) on the date of grant, with the date of grant being the date of our annual meeting of stockholders, and such shares of restricted stock vesting on the first anniversary of the date of grant. Restricted stock awards accrue dividend equivalents, which are paid at vesting. New directors appointed after the annual meeting of stockholders receive a pro-rated equity award. The 2024 Omnibus Plan limits the value of non-employee director equity awards to $400,000 per fiscal year per non-employee director.

Under our non-employee director compensation policy, we also reimburse directors for all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings.

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The following table sets forth the compensation earned by our non-employee directors during 2024. Mr. Skipworth, our Chief Executive Officer, does not receive additional compensation for his service as a director. See “Executive Compensation—Summary Compensation Table” for information concerning the compensation earned by Mr. Skipworth during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Independent Directors and Director Nominees

Lynn Crump-Caine, Chair	150,000 (3)	190,000 (4)	340,000

Krishnan (Kandy) Anand	97,500 (5)	130,000 (6)	227,500

David L. Goebel	100,000 (7)	130,000 (6)	230,000

Thomas R. Greco	— (8)	56,274 (9)	56,274

Michael J. Hislop	90,000 (10)	130,000 (6)	220,000

Kate S. Lavelle	105,000 (11)	130,000 (6)	235,000

Kilandigalu (Kay) M. Madati	97,500 (12)	130,000 (6)	227,500

Wesley S. McDonald	90,000 (13)	130,000 (6)	220,000

Ania M. Smith	90,000 (14)	130,000 (6)	220,000

(1)

Amounts represent the grant date fair value of restricted stock granted to such director in 2024, computed in accordance with ASC 718, using the closing price of the Company’s common stock on the date of grant (i.e., $381.12 for restricted stock granted on May 23, 2024 and $300.31 for restricted stock granted on December 16, 2024).

(2)	The aggregate number of unvested restricted stock awards held by each director listed in the table above as of December 28, 2024 was as follows:

Name	Unvested Shares of Restricted Stock

Lynn Crump-Caine, Chair	499

Krishnan (Kandy) Anand	342

David L. Goebel	342

Thomas R. Greco	188

Michael J. Hislop	342

Kate S. Lavelle	342

Kilandigalu (Kay) M. Madati	342

Wesley S. McDonald	342

Ania M. Smith	342

(3)

Represents the cash retainer fees paid to Ms. Crump-Caine for services as (i) a director, (ii) Chair of the Board, and (iii) member of the Audit Committee and the Nominating and Corporate Governance Committee.

(4)

Represents the grant date fair value of an award of 499 shares of restricted stock granted on May 23, 2024 to Ms. Crump-Caine as Chair of the Board. These shares of restricted stock will vest in full on the first anniversary of the date of grant.

(5)	Represents the cash retainer fees paid to Mr. Anand for services as (i) a director, (ii) chair of the Nominating and Corporate Governance Committee and (iii) member of the Technology Committee.

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(6)

Represents the grant date fair value of an award of 342 shares of restricted stock granted on May 23, 2024. These shares of restricted stock will vest in full on the first anniversary of the date of grant.

(7)	Represents the cash retainer fees paid to Mr. Goebel for services as (i) a director, (ii) chair of the Compensation Committee and (iii) member of the Nominating and Corporate Governance Committee.

(8)	Mr. Greco joined the Board in December 2024 and did not earn any director fees in 2024.

(9)

Represents the grant date fair value of a pro-rated award of 188 shares of restricted stock granted on December 16, 2024 to Mr. Greco. These shares of restricted stock will vest in full on May 23, 2025.

(10)	Represents the cash retainer fees paid to Mr. Hislop for services as (i) a director and (ii) member of the Compensation Committee and the Technology Committee.

(11)	Represents the cash retainer fees paid to Ms. Lavelle for services as (i) a director, (ii) chair of the Audit Committee and (iii) member of the Technology Committee.

(12)	Represents the cash retainer fees paid to Mr. Madati for services as (i) a director, (ii) chair of the Technology Committee, and (iii) member of the Audit Committee.

(13)	Represents the cash retainer fees paid to Mr. McDonald for services as (i) a director and (ii) member of the Audit Committee and the Compensation Committee.

(14)	Represents the cash retainer fees paid to Ms. Smith for services as (i) a director and (ii) member of the Compensation Committee and the Technology Committee.

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Certain Relationships and Related Party Transactions

Since January 1, 2024, there have not been any transactions in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest (any such transaction, a “Related Party Transaction”).

Policies and Procedures With Respect to Related Party Transactions

In accordance with our Policy on Related Party Transactions, our Audit Committee is responsible for reviewing and approving Related Party Transactions. When considering proposed Related Party Transactions, the Audit Committee will take into account the relevant facts and circumstances and will approve only those transactions that are not inconsistent with the best interests of the Company and our stockholders. In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, director, or related person has a direct or indirect material interest.

WINGSTOP INC. 2025 PROXY STATEMENT | 35

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2025, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our director nominees;

•	each of our named executive officers; and

•	all of our directors and current executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options, restricted stock units and other derivative securities that are currently exercisable or exercisable within 60 days of February 28, 2025. With respect to the different types of awards that we issue under our incentive plans:

•

Shares underlying service-based stock options are deemed beneficially owned by a person if that person has the right to acquire such shares upon exercise of the stock option or the person would have the right to acquire such shares upon exercise of the stock option within 60 days of February 28, 2025, assuming that person continues to provide services to us during such time.

•

Shares of restricted stock are deemed beneficially owned by a person without regard to vesting conditions because under the terms of our long-term incentive plans and form of restricted stock award agreement a person who holds shares of restricted stock is entitled to vote such stock even if it has not vested.

•

Shares underlying service-based restricted stock units are deemed beneficially owned by a person if the units will vest and convert into shares within 60 days of February 28, 2025, assuming that person continues to provide services to us during such time.

•

Shares underlying performance-based restricted stock units will not be deemed beneficially owned by a person even if the performance-based restricted stock unit may vest within 60 days of February 28, 2025 because the satisfaction of the applicable performance conditions is outside of the person’s control.

Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable.

36 | WINGSTOP INC. 2025 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The applicable percentage ownership is based on 28,113,848 shares of common stock outstanding at February 28, 2025, which includes shares of unvested restricted stock that are or were subject to vesting conditions.

	Shares Beneficially Owned

Name and Address of Beneficial Owner(1)	Number	% of Class

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	3,558,775	12.66%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	2,963,106	10.54%

Non-Employee Directors:

Krishnan (Kandy) Anand(4)	4,547	*

Lynn Crump-Caine(5)	8,852	*

David L. Goebel(4)	6,781	*

Thomas R. Greco(6)	188	*

Michael J. Hislop(4)(7)	13,752	*

Kate S. Lavelle(4)	3,909	*

Kilandigalu (Kay) M. Madati(4)	5,147	*

Wesley S. McDonald(4)	4,536	*

Ania M. Smith(4)	1,506	*

Named Executive Officers:

Michael J. Skipworth(8)	76,495	*

Alex R. Kaleida(8)	17,007	*

Donnie S. Upshaw(8)	20,955	*

Marisa J. Carona(8)	13,232	*
Albert G. McGrath(8)	23,319	*

All directors and current executive officers as a group (18 persons)(9)	201,756	*
*	Less than one percent of Common Stock outstanding.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Wingstop Inc., 2801 N Central Expressway, Suite 1600, Dallas, Texas 75204.

(2)

Amount reported is based solely on the Amendment No. 10 to Schedule 13G filed with the SEC on February 5, 2025 by BlackRock, Inc. As reported therein, BlackRock, Inc. has sole voting power with respect to 3,392,019 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,558,775 shares, and shared dispositive power with respect to 0 shares.

(3)

Amount reported is based solely on the Amendment No. 10 to Schedule 13G filed with the SEC on May 10, 2024 by The Vanguard Group. As reported therein, The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 13,418 shares, sole dispositive power with respect to 2,917,291 shares, and shared dispositive power with respect to 45,815 shares.

(4)	Includes 342 shares of unvested restricted stock, with respect to which the director has sole voting power but no dispositive power.

(5)	Includes 499 shares of unvested restricted stock, with respect to which the director has sole voting power but no dispositive power.

(6)	Includes 188 shares of unvested restricted stock, with respect to which the director has sole voting power but no dispositive power.

(7)

Includes 12,844 shares of common stock held by The Hislop Revocable Trust u/a/d 12/19/1997 (the “Hislop Trust”). Mr. Hislop is a co-trustee of the Hislop Trust, the beneficiary of which is a member of Mr. Hislop’s immediate family. As such, Mr. Hislop may be deemed to share voting and dispositive power with respect to all of the shares held by the Hislop Trust.

(8)

Included in the number of shares beneficially owned by Messrs. Skipworth, Kaleida, Upshaw, and McGrath, and Ms. Carona are 3,937, 2,157, 7,878, 4,495, and 1,923 shares, respectively, issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of February 28, 2025.

(9)	Includes 20,390 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of February 28, 2025.

WINGSTOP INC. 2025 PROXY STATEMENT | 37

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG has served as our independent registered public accounting firm since 2019.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 27, 2025. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions by stockholders.

Information regarding fees paid to KPMG during fiscal years 2024 and 2023 is set out below in “Fees Billed by Independent Registered Public Accounting Firm” on page 40.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Brokers have discretionary authority to vote on this proposal without your instruction. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

38 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for, among other things, reviewing with our independent registered public accounting firm the scope and results of their audit engagement. In connection with the audit for the fiscal year ended December 28, 2024, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Wingstop included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•

received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

Management is primarily responsible for Wingstop’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Wingstop in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP.

The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of KPMG included in their report to the financial statements of Wingstop.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 for filing with the SEC.

Submitted by the Audit Committee (as of the fiscal year ended December 28, 2024):

Kate S. Lavelle, Chair

Lynn Crump-Caine

Thomas R. Greco

Kilandigalu (Kay) M. Madati

Wesley S. McDonald

WINGSTOP INC. 2025 PROXY STATEMENT | 39

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Billed By Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by KPMG during the fiscal years ended December 28, 2024 and December 30, 2023.

	KPMG

Name	Fiscal Year 2024	Fiscal Year 2023

Audit Fees(1)	$953,700	$853,700

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees(2)	50,000	18,895

Total Fees	$1,003,700	$872,595

(1)

Audit fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC, local statutory audits and consents for the franchise disclosure document.

(2)	All other fees consist of fees relating to accounting and reporting consultations.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to our independent auditors in fiscal years 2024 and 2023 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

For the aforementioned periods, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

40 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 3— ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests, and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote and consider them in making future decisions about executive compensation.

Our annual Say-on-Pay Proposal vote is one way in which the Board receives feedback from stockholders regarding our executive compensation program. At our 2024 meeting, 96.1% of the votes cast voted to approve our Say-on-Pay Proposal.

An advisory vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The Company last held an advisory vote on frequency in 2024. After consideration of the vote of stockholders at the 2024 annual meeting of stockholders and other factors, the Board decided to hold annual advisory votes to approve executive compensation until the next advisory vote on frequency. Unless the Board modifies its policy on the frequency of future advisory votes to approve executive compensation, the next advisory vote to approve executive compensation will be held at the 2026 annual meeting of stockholders.

Vote Required

The approval of the Say-on-Pay Proposal, on a non-binding advisory basis, requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal. A broker non-vote will have no effect on this proposal. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers on an advisory basis.

WINGSTOP INC. 2025 PROXY STATEMENT | 41

EXECUTIVE OFFICERS

Below is information regarding our executive officers. Executive officers are elected annually by the Board to serve at the Board’s discretion until their successor is duly elected and qualified or until his or her earlier death, resignation, or removal. There are no family relationships between any of our directors or executive officers.

Name	Age	Executive Officer Since	Title

Michael J. Skipworth	47	2017	President and Chief Executive Officer

Bradley T. Brewer	41	2024	Senior Vice President, Strategy and Chief of Staff

Marisa J. Carona	41	2021	Senior Vice President, Chief U.S. Franchise Operations and Development Officer

Mark E. Christenson	53	2024	Senior Vice President, Chief Revenue Officer

Christopher Fallon	58	2023	Senior Vice President, Chief Information Officer

Alex R. Kaleida	47	2021	Senior Vice President, Chief Financial Officer

Rajneesh Kapoor	55	2023	Senior Vice President, President of International

Albert G. McGrath	67	2020	Senior Vice President, General Counsel and Secretary

Donnie S. Upshaw	46	2021	Senior Vice President, Corporate Restaurants and Chief People Officer

Michael J. Skipworth serves as our President and Chief Executive Officer. His business experience is discussed above in “Proposal 1—Election of Directors—Continuing Directors with Terms Expiring at the 2026 or 2027 Annual Meetings.”

Bradley T. Brewer has served as our Senior Vice President, Strategy and Chief of Staff since November 2024. Prior to joining Wingstop, Mr. Brewer served as a Vice President at YETI Holdings, Inc. from August 2021 to November 2024 where he led corporate strategy, analytics, and data science. Prior to joining YETI, Mr. Brewer was a Partner at Boston Consulting Group where he worked across a variety of industries and functions, specializing in digital transformation, analytics, and growth strategy. Mr. Brewer joined BCG after receiving his MBA from the University of Virginia’s Darden School of Business. Before pursuing his MBA, Mr. Brewer spent four years teaching Algebra and Geometry in Pharr-San Juan-Alamo ISD and three years with Andersen Windows in business development.

Marisa J. Carona has served as our Senior Vice President, Chief U.S. Franchise Operations and Development Officer since October 2024. Prior to this appointment, she served as our Senior Vice President, Chief U.S. Franchise Operations Officer from July 2022 to October 2024, our Senior Vice President, Chief Growth Officer from August 2021 to July 2022, and our Chief of Staff and Vice President of Strategy from July 2019 to August 2021. Ms. Carona joined Wingstop in February 2015 as Vice President, Global Operations Services where she led the training, guest experience, and operations integration teams. Prior to joining Wingstop, from May 2012 to February 2015, Ms. Carona led strategic initiatives within the innovation and supply chain functions at 7-Eleven, Inc., where she served on the financial planning and analysis team. Prior to that, Ms. Carona was at Lockheed Martin from July 2005 to May 2012, where she held various leadership roles within operations with a focus on continuous improvement and project management.

42 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE OFFICERS

Mark E. Christenson has served as our Senior Vice President, Chief Revenue Officer since December 2024. Prior to joining Wingstop, Mr. Christenson served as an executive officer with extensive experience in brand management and strategic leadership at Proctor & Gamble from May 2004 until December 2024, where he held various leadership roles, most recently serving as Senior Vice President & General Manager of Global Feminine Care. Prior to joining Procter & Gamble, Mr. Christenson was a consultant at The Boston Consulting Group and served in the United States Navy, where his roles included financial analysis and engineering leadership on naval vessels.

Christopher Fallon has served as our Senior Vice President, Chief Information Officer since December 2023. Prior to joining Wingstop, Mr. Fallon was at Fortune Brands Innovations where he served as SVP, Chief Information Officer from November 2021 to July 2023. Prior to joining Fortune Brands Innovations, Mr. Fallon served at Starbucks Coffee Co. as Senior Vice President — Technology, Corporate, Customer Digital, Retail, Global Infrastructure Services from March 2016 to October 2021, Vice President — Technology, Business Systems Development from January 2013 to March 2016 and Director, Technology, Business Systems Development from October 2007 to January 2013.

Alex R. Kaleida has served as our Senior Vice President, Chief Financial Officer since August 2021. Prior to this appointment, he served as our Vice President, FP&A from March 2019 to August 2021, where his responsibilities grew over time to include leading and overseeing FP&A, internal audit and investor relations. Prior to joining Wingstop, he served in various finance and strategic leadership positions with increasing responsibility at The Wendy’s Company from January 2014 until March 2019, where he led Corporate FP&A and Operations Finance. Before Wendy’s, Mr. Kaleida held various positions at H.J. Heinz Company, where his responsibilities ranged from accounting to finance leadership roles across North American consumer products and food service business units as well as global strategy.

Rajneesh (Raj) Kapoor has served as our Senior Vice President, President of International since May 2023. Prior to joining Wingstop, he served as Senior Vice President, Fresh Food, Beverages, and Restaurants at 7-Eleven, Inc. from January 2018 to April 2023. Prior to that, he served in various roles at 7-Eleven, Inc. including Senior Vice President, Chief Information Officer from December 2016 to January 2018, Vice President, General Manager, Canada from December 2013 to December 2016, and Vice President, International from May 2011 to October 2013. Mr. Kapoor joined 7-Eleven, Inc. in 1995.

Albert G. McGrath has served as our Senior Vice President, General Counsel and Secretary since March 2020. Prior to joining Wingstop, from October 2014 to March 2020, Mr. McGrath served as General Counsel of Fogo de Chão, Inc., a formerly publicly traded global operator of Brazilian steakhouses. Prior to that, Mr. McGrath was a partner at Baker McKenzie LLP from April 2000 to October 2014, where he focused on domestic and international transactions, corporate governance, and capital markets.

Donnie S. Upshaw has served as our Chief People Officer since December 2021 and began oversight of corporate restaurants as our Senior Vice President, Corporate Restaurants in July 2022. Prior to this appointment, he served as our Senior Vice President of People from November 2019 to December 2021. He joined Wingstop in April 2018 as Vice President of People. Before joining Wingstop, Mr. Upshaw served as Vice President of Human Resources for Credit Corp from March 2016 to April 2018, where he led initiatives that improved financial performance, fostered internal talent, and instilled a strong focus on employee culture and overall satisfaction. Prior to joining Credit Corp, from February 2015 to March 2016, Mr. Upshaw served as Director of Human Resources and Compliance at Energy Dispatch, a subsidiary of RaceTrac Petroleum Inc. Prior to that, Mr. Upshaw spent 10 years in various leadership roles at RaceTrac Petroleum Inc. across Human Resources, talent and operations.

WINGSTOP INC. 2025 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) provides you with a detailed description of our executive compensation objectives, philosophy and programs, the compensation decisions we have made under those programs, and the rationale and details supporting specific compensation decisions.

This CD&A focuses on the compensation of our named executive officers (our “named executive officers” or “NEOs”) for 2024. We review the roles and responsibilities of our officers and key employees on an annual basis and determine which of those individuals qualify as named executive officers. The names and titles of our named executive officers for 2024 are shown in the table below.

Michael J. Skipworth	President and Chief Executive Officer (Principal Executive Officer)

Alex R. Kaleida	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

Donnie S. Upshaw	Senior Vice President, Corporate Restaurants and Chief People Officer

Marisa J. Carona	Senior Vice President, Chief U.S. Franchise Operations and Development Officer

Albert G. McGrath	Senior Vice President, General Counsel and Secretary

This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our named executive officers in 2024. Throughout this section, we use the term Adjusted EBITDA, which is a non-GAAP measure. We define Adjusted EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, with further adjustments for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, system implementation costs, and stock-based compensation expense See Appendix I for a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income as reported under GAAP.

Executive Summary

Wingstop is the largest fast casual chicken wings-focused restaurant chain in the world, with more than 2,550 locations worldwide. We are dedicated to serving the world flavor through an unparalleled guest experience and offering of classic wings, boneless wings, tenders, and chicken sandwiches, always cooked to order and hand-sauced-and-tossed in 12 bold, distinctive flavors. We believe our simple and efficient restaurant operating model, low initial cash investment, and compelling restaurant economics help drive continued system growth through both existing and new franchisees and that our asset-light, highly-franchised business model generates strong operating margins and requires low capital expenditures, creating stockholder value through strong and consistent free cash flow and capital-efficient growth.

Highlights for Fiscal Year 2024

Highlights of Wingstop’s performance during fiscal year 2024 include, among other things:

•	System-wide sales increased 36.8% over the prior year to $4.8 billion;

•	349 net new restaurant openings in fiscal year 2024;

•	System-wide restaurant count increased 15.8% over the prior year to a total of 2,563 worldwide locations;

44 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Domestic same store sales increased 19.9% over the prior year, driven primarily by transactions, marking the 21st consecutive year of domestic same store sales growth;

•	Domestic AUV increased to $2.1 million;

•	Total revenue increased 36.0% over the prior year to $625.8 million;

•	Net income increased 54.9% over the prior year to $108.7 million, or $3.70 per diluted share; and

•	Adjusted EBITDA, a non-GAAP measure, increased 44.8% over the prior year to $212.1 million.

We believe that our named executive officers contributed significantly to obtaining these results during fiscal year 2024.

2024 Executive Compensation Program Overview and Compensation Philosophy

The objective of our executive compensation program is to attract, retain, and motivate high caliber, values-aligned executives who share our dedication to the communities in which we operate and are committed to supporting the growth of our business. We accomplish this through a straightforward compensation program that is focused on pay for performance. Our Compensation Committee, with input from management and FW Cook, has developed a compensation philosophy that is designed to:

•	motivate, reward, and retain the Company’s leaders;

•	support the Company’s strategic objectives, including achieving long-term, sustainable growth and increasing stockholder value; and

•	encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Determining Executive Officer Compensation

Overview

In determining the compensation for each named executive officer, the Compensation Committee primarily considers our performance during the previous year, based on financial and non-financial metrics, including the performance of our stock, as well as our outlook and operating plan of the coming year. The Compensation Committee also analyzes, with respect to each of our named executive officers, such named executive officer’s:

•	role, responsibilities, and skills;

•	compensation for the previous year;

•	compensation compared to benchmark roles at peer companies; and

•	performance in the prior fiscal year.

When making determinations about equity compensation for our named executive officers, the Compensation Committee considers, among other things, the size of the aggregate equity pool available for awards for the year, the relative allocation of such pool among the named executive officers and the other participants in our incentive plans, and our overall equity dilution, burn rates and equity overhang levels. The Compensation Committee reviews the continuing retentive value of past awards granted to our named executive officers and considers the importance of retaining the officers to achieve our goals. The Compensation Committee also reviews the value of, and expense associated with, proposed and previously awarded equity grants.

Finally, the Compensation Committee analyzes, in consultation with FW Cook, compensation trends and competitive factors within our industry, as well as industries likely to compete for our talent, and the likelihood that our compensation packages will attract, motivate, and retain high caliber personnel. In consultation with FW Cook, the Compensation Committee determined a compensation peer group for 2024, as discussed below.

WINGSTOP INC. 2025 PROXY STATEMENT | 45

COMPENSATION DISCUSSION AND ANALYSIS

Parties Responsible for Determining Executive Compensation

The following parties are responsible for the development and oversight of our executive officer compensation program.

As outlined in its charter, the Compensation Committee:

•

Is primarily responsible for our executive officer compensation program, including by reviewing, evaluating, and approving the compensation arrangements, plans, policies, and practices for our executive officers, and overseeing and administering our incentive compensation plans.

•

Oversees risk management of our compensation policies, programs, and practices, including by conducting an annual review of our compensation programs to ensure that they are not reasonably likely to incentivize team member behavior that would result in any material adverse risks to Wingstop.

•

Has sole authority to continue or terminate its relationship with outside advisors, including FW Cook, its independent compensation consultant, and to retain additional outside advisors as it deems necessary.

•	Requires that its compensation consultant (currently FW Cook) be independent and reviews such independence at least annually.

The Compensation Committee’s independent compensation consultant (FW Cook):

•	Is engaged by and reports directly to the Compensation Committee.

•	Advises the Compensation Committee on various executive officer compensation matters, including executive officer compensation plan design, compensation levels, and compensation peer group.

•	Provides research, data analysis, and survey information to the Compensation Committee.

•	Advises the Compensation Committee on regulatory developments, market trends, and compensation best practices.

•	Conducts analyses related to the employment arrangements for new executive officer hires.

•	Provides assistance to the Compensation Committee in its review of the risk and reward structures of executive officer compensation plans, policies, and practices.

•	Attends Board and Compensation Committee meetings upon request.

The Compensation Committee assesses FW Cook’s independence annually and, with respect to 2024, has determined that its relationship with FW Cook and the work of FW Cook on behalf of the Compensation Committee has not raised any conflict of interest. FW Cook did not provide any services to Wingstop during 2024 other than its services as independent compensation consultant to the Compensation Committee.

Our Chief Executive Officer:

•

Recommends to the Compensation Committee the compensation for executive officers (other than himself) for its review and consideration, and if appropriate, approval, after considering market data, roles and responsibilities, and individual performance.

•

Works closely with the Chief People Officer and provides input to the Compensation Committee on our compensation program design, including our short-term and long-term incentive compensation plans and other benefits.

The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels.

Market Data, Competitive Positioning and Compensation Peer Group; Total Shareholder Return

The Compensation Committee relies on several factors in its review of total direct compensation opportunities for our executive officers, including a review of peer group data and available market data from industry surveys. Generally, our Compensation Committee targets total direct compensation for our executives within a competitive range of the median for our peer group and available market data. The Compensation Committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. The Compensation Committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

46 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

To develop the composition of the peer group for purposes of establishing 2024 compensation, our Compensation Committee, in consultation with FW Cook, reviewed companies using a number of criteria. Potential peer companies were identified by assessing companies with the following characteristics: (i) companies in similar industries or other high growth industries (due to the limited number of high growth companies in the restaurant industry and the similarity of compensation programs among high growth companies across industries); (ii) companies with revenue and market capitalization ranging from one-third times to three times the Company’s revenue and market capitalization (also using the Company’s system-wide sales for comparison to other restaurant companies to acknowledge the operating complexity of the Company’s operations); and (iii) companies with high revenue and EBITDA growth and a high three-year total shareholder return.

The companies comprising our peer group for purposes of establishing 2024 compensation were:

BJ’s Restaurants, Inc.	Papa John’s International, Inc.

Bloomin’ Brands, Inc.	Planet Fitness, Inc.

Brinker International, Inc.	Rapid7, Inc.

Darden Restaurants, Inc.	Shake Shack Inc.

Denny’s Corporation	TechTarget Inc.

Dine Brands Global, Inc.	Tenable Holdings, Inc.

Domino’s Pizza, Inc.	Texas Roadhouse, Inc.

Five9, Inc.	The Cheesecake Factory Incorporated

Freshpet, Inc.	The Wendy’s Company

Jack in the Box Inc.

WINGSTOP INC. 2025 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS

In 2024, we achieved our 21st consecutive year of same-store sales growth and continued to deliver strong value to our stockholders, including through the repurchase of 720,804 shares of our common stock at an average share price of $339.95 per share. Wingstop outperformed each restaurant industry member of its peer group in fiscal year 2024 with respect to both one-year and three-year domestic same-store sales growth.

The following two graphs set forth a comparison of our one-year and three-year total shareholder returns to the one-year and three-year total shareholder returns of each member of our compensation peer group for the periods of January 1, 2024 to December 31, 2024, and January 1, 2022 to December 31, 2024, respectively:

ONE-YEAR TOTAL SHAREHOLDER RETURN COMPARED TO PEER GROUP

206%
75%
71%
50%
39%
35%
18%
11%
3%
Brinker International
Shake Shack
Freshpet
Texas Roadhouse
Cheesecake Factory
Planet Fitness
Darden Restaurants
Domino's Pizza
BJ's Restaurants
Wendy's
Tenable Holdings
Rapid7
Dine Brands
Papa John's International
Denny's
Jack in the Box
Five9
Bloomin' Brands
(2%)
(11%)
(15%)
(30%)
(36%)
(44%)
(44%)
(47%)
(48%)
(54%)

Note: Close prices are adjusted for stock splits, cash dividends, rights offerings, and spin offs. Return dates: 1/1/2024 – 12/31/2024.

TechTarget, Inc. is not included because it merged with Informa PLC in December 2024.

48 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

THREE-YEAR TOTAL SHAREHOLDER RETURN COMPARED TO PEER GROUP

262%
114%
80%
73%
55%
38%
32%
9%
2%
Brinker International
Texas Roadhouse
Shake Shack
WING STOP
Freshpet
Darden
Cheesecake Factory
Planet Fitness
BJ's Restaurants
Wendy's
Domino's Pizza
Tenable Holdings
Bloomin' Brands
Jack in the Box
Dine Brands Global
Denny's
Rapid7
Papa John's International
Five9
(22%)
(23%)
(28%)
(35%)
(49%)
(55%)
(62%)
(66%)
(67%)
(70%)

Note: Close prices are adjusted for stock splits, cash dividends, rights offerings, and spin offs. Return dates: 1/1/2022 - 12/31/2024.
TechTarget, Inc. is not included because it merged with Informa PLC in December 2024.

WINGSTOP INC. 2025 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth, for each member of our compensation peer group in the restaurant industry (or, with respect to restaurant groups in the peer group, their subsidiary brands), a comparison of our one-year domestic same-store sales growth to the one-year domestic same-store sales growth of those peers for the period of January 1, 2024 to December 31, 2024:

ONE-YEAR DOMESTIC SAME-STORE SALES GROWTH COMPARED TO PEER GROUP RESTAURANT COMPANIES

20%
9%
7%
4%
3%
2%
1%
1%
1%
Texas Roadhouse (1)
Brinker (1)
Shake Shack (1)
Domino's
Darden
Wendy's
BJ's Restaurant
Cheesecake Factory (3)
Denny's (2)
Bloomin' Brands
Jack in the Box
IHOP (4)
Papa John's International (3)
Applebee's (4)
(0%)
(1%)
(1%)
(2%)
(3%)
(4%)

Notes: 1. For company-owned restaurants. 2. For domestic franchised restaurants. 3. For global restaurants. 4. Subsidiary brand of Dine Brands Global, Inc.
Source: SEC filings. Reflects performance for the last fiscal year as of March 6, 2025.

50 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth, for each member of our compensation peer group in the restaurant industry (and, with respect to restaurant groups in the peer group, their subsidiary brands), a comparison of our three-year domestic same-store sales growth to the three-year domestic same-store sales growth of those peers for the period of January 1, 2022 to December 31, 2024:

THREE-YEAR DOMESTIC SAME-STORE SALES GROWTH COMPARED TO PEER GROUP RESTAURANT COMPANIES

42%
39%
Darden
29%
Texas Roadhouse (1)
27%
Brinker (1)
19%
BJ's Restaurant
16%
Shake Shack (1)
11%
Cheesecake Factory (3)
10%
Denny's (2)
9%
Wendy's
7%
IHOP (4)
7%
Jack in the Box
4%
Bloomin' Brands
4%
Domino's
2%
Applebee's (4)
(4%)
Papa John's International (3)

Notes: 1. For company-owned restaurants. 2. For domestic franchised restaurants. 3. For global restaurants. 4. Subsidiary brand of Dine Brands Global, Inc.
Source: SEC filings. Reflects performance for the last three fiscal years as of March 6, 2025.

In March 2025, the Compensation Committee, in consultation with FW Cook, undertook a comprehensive review of the peer group. Potential peer companies were identified by assessing companies with the following characteristics: (i) companies in similar industries or other high growth industries (due to the limited number of high growth companies in the restaurant industry and the similarity of compensation programs among high growth companies across industries); (ii) companies with system-wide sales, corporate sales and market capitalization ranging from one-third times to three times the Company’s system-wide sales, corporate sales and market capitalization; and (iii) companies with high revenue and EBITDA growth and a high three-year total shareholder return.

Based on these peer group selection criteria, the Compensation Committee, in consultation with FW Cook, determined to use the same compensation peer group for purposes of establishing 2025 compensation as it used in 2024, except for (i) the removal of BJ’s Restaurants, Inc., Denny’s Corporation, and TechTarget Inc. and (ii) the addition of CAVA Group, Inc. and Dutch Bros Inc.

WINGSTOP INC. 2025 PROXY STATEMENT | 51

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The key elements of our executive compensation program for our named executive officers include:

•	base salary;

•	a performance-based annual cash incentive; and

•	performance-based and service-based equity incentive awards.

The target total direct compensation for each of our named executive officers is based on many factors, including competitive market data, the executive’s experience, the importance of the role within the Company, the executive’s contribution to the Company’s long-term success, and talent mobility.

Base salary is reviewed annually based on market positioning and individual qualifications. Performance-based annual cash incentives are earned based on achievement of financial and business-related performance targets (e.g., Adjusted EBITDA and net new unit openings).

In designing the Company’s executive officer compensation program for 2024, the Compensation Committee, in consultation with FW Cook, considered market trends and peer company compensation programs, along with feedback from stockholders (including the 96.1% approval of the 2024 advisory vote on executive officer compensation).

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each named executive officer, including the breadth, scope, and complexity of the executive’s role, his or her experience, expected future contributions to the Company, current compensation, individual performance, and the competitive market.

The Company believes that a significant portion of an executive officer’s compensation should be performance-based, in order to align our executive officers’ interests with the interests of our stockholders. Accordingly, base salary is only a portion of the overall total target compensation of our named executive officers.

Base salaries for our named executive officers at year-end 2023 and 2024 are depicted in the table below:

Name	2024 Base Salary ($)(1)	2023 Base Salary ($)

Michael J. Skipworth	800,000	750,000

Alex R. Kaleida	525,000	450,000

Donnie S. Upshaw	515,000	500,000

Marisa J. Carona (2)	515,000	450,000

Albert G. McGrath	485,000	450,000

(1)	Base salaries were increased for 2024 in connection with the Board’s annual review.

(2)

Ms. Carona received a base salary increase on October 9, 2024 in connection with her promotion to Senior Vice President, Chief U.S. Franchise and Development Officer. Prior to her promotion, her base salary was $485,000.

Performance-Based Annual Cash Incentives

Pursuant to the 2024 Omnibus Plan, each of our named executive officers is eligible to earn a performance-based annual cash incentive. Named executive officers can receive from 0% to 200% of their target annual cash incentive amount, depending on the extent to which the applicable pre-established performance goals are achieved. The types of measures, relative weightings, and performance goals are determined by the Compensation Committee each year.

52 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets performance-based annual cash incentive targets and performance goals to advance our interests and the interests of our stockholders by (i) providing certain employees, including our named executive officers, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities, and (iii) fostering accountability and teamwork throughout the Company. The Compensation Committee administers the performance-based annual cash incentive plan and determines the amounts of the awards. Payouts of performance-based annual cash incentives have historically been paid in March of the year following the year in which the amount was earned.

The 2024 target bonus for each named executive officer was as follows:

Name	Base Salary ($)	Target Annual Incentive Amount ($)

Michael J. Skipworth	800,000	900,000

Alex R. Kaleida	525,000	350,000

Donnie S. Upshaw	515,000	300,000

Marisa J. Carona	515,000	300,000

Albert G. McGrath	485,000	250,000

For 2024, the Compensation Committee set two performance measures for the performance-based annual cash incentive plan. The Adjusted EBITDA growth performance measure was weighted at 80%, and the net new units performance measure was weighted at 20%. The outcome of each performance measure was determined independently, weighted, and then aggregated for purposes of determining the payout under the performance-based annual cash incentive plan.

For the Adjusted EBITDA growth performance measure, Adjusted EBITDA (which is a non-GAAP measure) is defined as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, further adjusted for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, and stock-based compensation expense. For a reconciliation of net income to Adjusted EBITDA and for further discussion of Adjusted EBITDA as a non-GAAP measure, see Appendix I.

The performance targets for the Adjusted EBITDA growth and net new units measures, together with their respective weightings and payouts for the 2024 performance-based annual cash incentive were as follows:

Adjusted EBITDA Growth (weighted 80%)		Net New Units (weighted 20%)
Performance*	Payout	Performance*	Payout

17.5%	200%	280	200%

17.0%	180%	278	188%

16.5%	160%	276	175%

16.0%	140%	274	150%

15.5%	120%	272	125%

15.0%	100%	270	100%

14.0%	98%	265	95%

13.0%	96%	260	90%

12.0%	90%	255	85%

10.0%	80%	250	75%

8.0%	70%	245	50%

7.0%	50%	225	25%

<7.0%	0%	<225	0%

*	If performance is achieved at a level that is between the achievement levels set forth above, the payout level is determined through straight-line interpolation.

WINGSTOP INC. 2025 PROXY STATEMENT | 53

COMPENSATION DISCUSSION AND ANALYSIS

In March 2025, the Compensation Committee certified the performance of our Adjusted EBITDA growth metric at 44.8% over the prior year, which exceeded the maximum growth target for Adjusted EBITDA of 17.5%. Additionally, the Compensation Committee certified that the Company opened 349 net new units in 2024, which exceeded the maximum performance target of 280 net new units. As a result, the Compensation Committee approved a payout of the performance-based annual cash incentive for fiscal year 2024 at 200% of the target amount to our named executive officers, as follows:

Name	Target Performance-Based Annual Incentive Amount ($)	Performance Payout Percentage(1)	2024 Payout ($)(1)

Michael J. Skipworth	900,000	200%	1,800,000

Alex R. Kaleida	350,000	200%	700,000

Donnie S. Upshaw	300,000	200%	600,000

Marisa J. Carona	300,000	200%	600,000

Albert G. McGrath	250,000	200%	500,000

(1)	All performance-based annual incentive amounts were calculated and paid as a percentage of target based on actual achievement of the performance metrics.

Equity Incentive Awards

The following table summarizes the key elements of the performance-based and service-based equity incentive awards granted to our named executive officers in 2024:

Award	Percentage	Terms	Objectives
Performance-Based Restricted Stock Units	60%	• Return on Incremental Invested Capital performance metric • Cliff vests following a three-year performance period • Payout ranges from 0% to 250% of target	Incentivize capital efficiency and create long-term stockholder value
Service-Based Restricted Stock Units	40%	• Time-based restricted stock units • Vests ratably over a three-year service period	Incentivize retention and create long-term stockholder value

The equity incentive compensation earned by, paid to, or realized by our named executive officers may differ from the percentage allocations described above due to actual performance relative to applicable performance measures.

We provide equity incentive compensation to align our executives’ interests with the long-term interests of our stockholders. We believe that equity incentive awards encourage a long-term focus and decision-making that is in line with our mission and strategic goals. We also grant equity incentive awards in order to attract, motivate, and retain executive talent.

Our Compensation Committee typically grants equity incentive awards to certain employees, including our named executive officers, annually. In addition, the Compensation Committee grants equity awards to certain newly hired or promoted employees and/or for retention purposes.

Fiscal Year 2024 Equity Grants. In fiscal year 2024, the Compensation Committee considered the following factors in determining the amount, type, and value of the equity incentive awards issued to our named executive officers:

•	Chief Executive Officer recommendations (except with respect to Mr. Skipworth’s own equity awards);

•	comparative market data provided by FW Cook;

•	existing equity holdings (including the current economic value of unvested equity awards);

•	the need to retain and motivate the named executive officers; and

54 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	the dilutive effect of our long-term incentive compensation practices, including the overall impact of the equity incentive awards.

Additionally, the Compensation Committee believes that a substantial portion of the equity incentive awards should contain a performance-based component.

In 2024, the Compensation Committee determined to grant the following equity incentive awards to named executive officers:

•

Performance-Based Restricted Stock Units: 60% of each named executive officer’s equity incentive award was granted in the form of performance-based restricted stock units. The performance-based restricted stock units vest after a three-year performance period based on the Company’s performance against a Return On Incremental Invested Capital (“ROIIC”) metric. The ROIIC performance metric aligns with our long-term strategy and ensures focus on planned major capital investments (e.g., technology), while maintaining an emphasis on profitability.

The Company’s ROIIC is measured by dividing the cumulative change in Adjusted Operating Income (a non-GAAP measure defined as the Company’s operating income adjusted to address any extraordinary, unusual, and infrequent occurrences during the performance period, as the Compensation Committee may deem appropriate under the 2024 Omnibus Plan) over the three-year performance period by the cumulative cash used for investing activities over the same three-year period, adjusted for any extraordinary or unusual events, as the Compensation Committee may deem appropriate under the 2024 Omnibus Plan.

•

Service-Based Restricted Stock Units: 40% of each named executive officer’s equity incentive award was granted in the form of service-based restricted stock units. The service-based restricted stock units vest in three equal installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock.

With respect to the performance-based restricted stock units granted in 2024, the percentage of the award that is earned will be determined based on the achievement of the ROIIC metric over the three-year period beginning on the first day of the Company’s 2024 fiscal year and ending on the last day of the Company’s 2026 fiscal year, as follows:

Return on Incremental Invested Capital Level Achieved	Percentage of Performance-based Equity Incentive Award Earned

≥ 45%	250%

39%	100%

35%	80%

30%	50%

< 30%	0%
* If performance is achieved at a level that is between the achievement levels set forth above, the payout level is determined through straight-line interpolation.

In 2024, the Compensation Committee granted the following equity incentive awards to our named executive officers:

Name	Performance-Based Restricted Stock Units	Service-Based Restricted Stock Units

Michael J. Skipworth	10,726	7,151

Alex R. Kaleida	1,971	1,314

Donnie S. Upshaw	1,647	1,098

Marisa J. Carona	1,647	1,098

Albert G. McGrath	1,647	1,098

WINGSTOP INC. 2025 PROXY STATEMENT | 55

COMPENSATION DISCUSSION AND ANALYSIS

Policies and Practices Related to the Timing of Equity Awards
. The Compensation Committee generally grants annual equity incentive awards, including those granted to our named executive officers, at the Compensation Committee’s regular quarterly meeting following the public announcement of the Company’s fourth quarter and fiscal year-end

results. The Compensation Committee believes that this practice allows it to (i) consider the Company’s performance in the prior fiscal year in determining the equity incentive awards to be granted to our named executive officers and (ii) make a reasonable estimate of the Company’s performance in the current fiscal year, in order to determine appropriate performance metrics for performance-based awards. The Compensation Committee may also grant equity awards in connection with new hires, promotions, and/or for retention purposes. The Compensation Committee does not grant equity awards in anticipation of the release of MNPI, and the Company does not time the release of MNPI based upon grant dates of equity. For more information regarding the timing of equity award grants, see “Other Compensation Information—Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information” on page 60.
Vesting of Performance-Based Equity Incentive Awards with a Performance Period Ended 2024
. Performance-based equity incentive awards with a performance period ended 2024 include:

•
Achievement for Performance-Based Equity Awar
ds
Granted in 2022
. Performance-based equity awards were granted in March 2022 and could have vested between 0% and 250% of the target number of restricted stock units based on the Company’s return on incremental invested capital over the three-year period ending on the last day of the Company’s 2024 fiscal year. Based on the Company’s ROIIC of 86.2% for the three-year period, which exceeded the maximum performance goal of 45%, these awards were earned at 250%.

•
Transformation Awards
. Performance-based transformation equity awards were granted in December 2021 and could have vested between 0% and 250% of the target number of restricted stock units based on the achievement of the compound annual growth rate (“CAGR”) of the Company’s system-wide sales for a three-year period ending on the last day of the Company’s 2024 fiscal year. Based on the Company’s CAGR of 26.7% for the three-year period, which exceeded the maximum performance goal of 16.3%, these awards were earned at 250%.

Vesting and Forfeiture
. The vesting of equity incentive awards is generally contingent on continued service and/or the determination of the satisfaction of performance criteria. However, vesting of equity incentive awards is accelerated upon certain qualifying events. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for further details.
Any outstanding restricted stock units and stock options held by our named executive officers are subject to forfeiture in accordance with the terms of the respective award agreements if the executive voluntarily terminates employment before the award vests, the executive is terminated with or without cause, or the executive otherwise fails to comply with the terms of his or her award agreement.
Dividend Equivalent Rights
. In order to closely align management and stockholder interests in all aspects of the Company’s operations and capital structure, the Company provides the right to receive dividend equivalent payments on unvested restricted stock units if the Company declares a dividend on its common stock. In order to receive the dividend equivalent payments, the equity incentive awards must vest in accordance with the applicable performance criteria, and the Company must have a sufficient liquidity position to pay the dividend (including the dividend equivalents). Consequently, the Compensation Committee views dividend equivalents as performance-based compensation.

56 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance

Alignment
Our Board and management team demand operational excellence to deliver exceptional value to our customers and stakeholders, and our compensation programs are designed to align with the Company’s pay-for-performance

compensation philosophy. Wingstop’s (i) operational performance over the last three years and (ii) stock price performance since our initial public offering, each as compared to the restaurant industry and S&P 500, are depicted below.

Wingstop’s History of Industry-Leading Operational Performance

Revenue Growth 3-year compound annual growth	7.0% Restaurant Industry Peer Group Median (1)	6.3% General Industry S&P 500 Median	28.7%	Wingstop’s revenue growth exceeds the median growth among restaurant peers and the S&P 500. Wingstop ranks highest among restaurant industry peers.

EBITDA Growth (2)(3) 3-year compound annual growth	5.2% Restaurant Industry Peer Group Median (1)	6.4% General Industry S&P 500 Median	22.8%	Wingstop’s EBITDA growth exceeds the median growth among restaurant industry peers and the S&P 500.

Net New Unit Growth 3-year cumulative net new openings	25 Restaurant Industry Peer Group Median (1)	N/A General Industry S&P 500 Median	832	Wingstop’s net new unit growth exceeds the median growth among restaurant peers. Wingstop ranks highest among restaurant industry peers.

Market Capitalization Growth 3-year compound annual growth	(2.1)% Restaurant Industry Peer Group Median (1)	5.5% General Industry S&P 500 Median	17.5%	Wingstop’s market cap growth exceeds the median growth among restaurant industry peers and the S&P 500. Wingstop ranks highest among restaurant industry peers.
Third-Party Data Source: Operating and market performance derived from data as reported in Nasdaq Insights financial database. Nasdaq may adjust certain metrics for relative comparison purposes. These adjustments may or may not align with how each individual company, including Wingstop, reports its own performance on a GAAP or non-GAAP

basis. References to the S&P 500 reflect median performance of index constituents based on available public information as of the closest fiscal year end as of March 6, 2025, each on an equal-weight basis.

(1)
Restaurant Industry Peer Group includes: BJ’s Restaurants, Inc., Bloomin’ Brands, Inc., Brinker International, Inc., Darden Restaurants, Inc., Denny’s Corporation, Dine Brands Global, Inc., Domino’s Pizza, Inc., Jack in the Box Inc., Papa John’s International, Inc., Shake Shack Inc., Texas Roadhouse, Inc., The Cheesecake Factory Incorporated, and The Wendy’s Company.

(2)
We define EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization. See Appendix I for a reconciliation of EBITDA, a non-GAAP

financial measure, to net income as reported under GAAP.

WINGSTOP INC. 2025 PROXY STATEMENT | 57

COMPENSATION DISCUSSION AND ANALYSIS

(3)
Net income

3-year

compound annual growth over the same period is as follows: (i) 11.7% for the Restaurant Industry Peer Group Median, (ii) 4% for the General Industry S&P 500 Median and (iii) 36.6% for Wingstop’s net income growth.

Wingstop’s History of Best in Class Shareholder Returns

Total Shareholder Return
1,700
1,500
1,300
1,100
900
700
500
300
100
(100)
6/15/2016
6/15/2017
6/15/2018
6/15/2019
6/15/2020
6/15/2021
6/15/2022
6/15/2023
6/15/2024
Wingstop, Inc.
Peer AVG
S&P 500
S&P 400
Russell 1000

Wingstop’s common stock has delivered best in class stockholder returns since its IPO, as demonstrated by its performance relative to its compensation peer group and broader restaurant and general industry competitors.

The graph shows the cumulative total stockholder return on our common stock for the period starting on June 17, 2015 and ending on December 31, 2024. This is compared with the cumulative total returns over the same period of the peer group average, S&P 500 Index, the S&P MidCap 400 Index, and the Russell 1000 Index.

The graph assumes that, on June 17, 2015, $100 was invested in our common stock and in each of the comparator groups, with dividends reinvested on the ex-dividend date without consideration for withholding taxes. Wingstop’s total return value ($930) as of December 31, 2024, is above each of the peer group average ($181), S&P 500 ($282), S&P MidCap 400 ($206), and Russell 1000 ($277) comparators over that same period.

Source: Nasdaq and Bloomberg’s financial database. The indices are included for illustrative and comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock, and historical stock price performance should not be relied upon as an indication of future stock price performance.

Other Compensation Components and Benefits
Employee Benefit Plans
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long-term and short-term disability insurance, an employee stock purchase plan and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The Compensation Committee in its discretion may revise, amend, or add to a named executive officer’s benefits and perquisites if it deems it advisable.
The Wingstop Inc. Employee Stock Purchase Plan (the “ESPP”) allows eligible employees to purchase Wingstop stock at a 15% discount to the fair market value on the first trading day of an offering period or the last trading day of the offering period, whichever is less. Currently, the ESPP offering periods are approximately six months in duration, beginning on the 15 th

day following the close of our trading window for the second and fourth fiscal quarters each year and ending on the last trading day immediately preceding the start of the next succeeding offering period. Employee purchases under the ESPP are limited to $25,000 during each offering period and calendar year.
We maintain a 401(k) profit sharing plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified

plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax

compensation, up to the applicable statutory limit. Participants who are at least 50 years old can also make

“catch-up”

contributions, which

58 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

are limited to a certain amount above the standard statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to the participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan for up to 5% of eligible compensation. We match dollar for dollar on the first 3% of contributions, and then match 50 cents on the dollar for the next 2% of contributions. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.
We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.
Perquisites and Indemnification
We do not generally provide perquisites to our named executive officers that are not available to employees generally. However, the Compensation Committee has authorized the reimbursement of up to $15,000 for named executive officers participating in a Company-approved executive health program; and the Company reimbursed Mr. Upshaw for commuting expenses on a grossed up basis. Also, pursuant to our Bylaws, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our named executive officers. From time to time, we may provide perquisites for recruitment or retention purposes.
Retention Awards
We periodically grant cash or equity retention awards to reflect competitive market situations, address specific project objectives, or reinforce succession planning objectives. No retention awards were granted to named executive officers in 2024.
Severance and Change of Control Benefits
The Company maintains an Executive Severance Plan applicable to all of our named executive officers, pursuant to which our named executive officers would be eligible to receive cash severance in the event of a termination of employment by the Company without cause or by the officer for good reason, including in connection with a change in control. All potential change in control payments are “double trigger,” meaning a named executive officer must incur a qualifying termination of employment following a change in control, to be eligible for these payments. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for more information.
Employment Agreements
None of our named executive officers has an employment agreement.

WINGSTOP INC. 2025 PROXY STATEMENT | 59

COMPENSATION DISCUSSION AND ANALYSIS

2025 Executive Compensation Program
The Compensation Committee believes that our compensation programs are working well and our stockholders have expressed support, with 96.1% of stockholders voting in favor of our

Say-On-Pay

Proposal in 2024. As a result, the Compensation Committee did not make changes to the components of the executive compensation program for 2025, including with respect to the performance measures and equity mix. The annual cash incentive program will continue to remain focused on Adjusted EBITDA and net new units; and the long-term incentive equity awards will continue to be earned based on ROIIC performance. The Compensation Committee did, however, (i) increase the slope of the payout curve for the net new unit openings performance metric for the annual cash incentive program to require additional performance to achieve a maximum payout for such metric and (ii) increase the threshold, target, and maximum achievement percentages for the ROIIC performance metric for the performance-based restricted stock units. The Compensation Committee will continue to review the effectiveness of our performance metrics and equity mix for future grants to ensure that we are incentivizing our executives appropriately.
Other Compensation Information
Prohibition on Hedging and Pledges
The Company’s insider trading compliance policy generally prohibits directors, executive officers, and employees from engaging in hedges in the Company’s securities. In addition, the policy prohibits certain senior officers and directors from making pledges of the Company’s securities. See “Corporate Governance—Insider Trading Compliance Policy; Prohibition on Hedges and Pledges” for additional information.
Clawback Policy
The Company has adopted a clawback policy for the recovery of incentive-based compensation to comply with Rule

10D-1

of the Exchange Act and the listing standards adopted by Nasdaq. Our clawback policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover certain incentive-based compensation received by any current or former executive officer during the three completed fiscal years preceding the restatement date (as defined in the policy).
Further, our 2015 Omnibus Plan, 2024 Omnibus Plan, and Executive Severance Plan discussed below each contain additional provisions pursuant to which the Compensation Committee may seek to recoup compensation. See “Corporate Governance—Clawback Policy” for additional information.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee does not take into account MNPI when determining the timing or terms of equity awards, nor do we time disclosure of MNPI for the purpose of affecting the value of executive compensation
. During 2024, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form

10-Q

or Form

10-K,

or the filing or furnishing of any current report on Form

8-K

that disclosed MNPI. More broadly, the Company has not awarded stock options (or similar awards) since 2022.
Compliance with Section 409A
Section 409A of the Code (“Section 409A”) sets forth limitations on the deferral and payment of certain benefits. The Compensation Committee generally intends to (i) administer our executive officer compensation program, (ii) design individual compensation components, and (iii) administer the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A.

60 | WINGSTOP INC. 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Accounting Considerations

The Compensation Committee recognizes accounting implications that may impact executive officer compensation. For example, we record salaries and performance-based compensation in the amount paid or to be paid to the named executive officers in our financial statements. Also, GAAP requires us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

Risks Related to Compensation Plans

The Company’s compensation policies and practices are designed to encourage its employees, including its named executive officers, to remain focused on both the short-term and long-term strategies of the Company, while at the same time discouraging employees from taking unnecessary and excessive risks that could ultimately threaten the value of the Company. The following elements of our compensation programs contribute to risk mitigation:

•	a balance between fixed components of compensation and performance-based compensation;

•	the Company’s officers are subject to the Company’s stock ownership guidelines; and

•	the Company’s officers are subject to the Company’s insider trading compliance policy and the Company’s clawback policy, which are designed to reduce the risks inherent in incentive compensation.

The Compensation Committee has reviewed the Company’s current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

WINGSTOP INC. 2025 PROXY STATEMENT | 61

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee:

David L. Goebel, Chair

Thomas R. Greco

Michael J. Hislop

Wesley S. McDonald

Ania M. Smith

62 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation for our named executive officers for 2024, 2023 and 2022, calculated in accordance with SEC rules and regulations. The named executive officers include Mr. Skipworth, the Company’s Principal Executive Officer, Mr. Kaleida, the Company’s Principal Financial and Accounting Officer, and our three other highest paid executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock/ Unit Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Michael J. Skipworth(5)	2024	789,808	—	6,628,077	—	1,800,000	33,771	9,251,656
President and Chief Executive Officer	2023	740,000	—	4,425,150	—	1,650,000	30,565	6,845,715
	2022	670,193	—	1,827,766	194,829	1,400,000	24,275	4,117,063
Alex R. Kaleida	2024	509,712	100,000	1,217,947	—	700,000	28,490	2,556,149
Senior Vice President, Chief Financial Officer	2023	435,000	—	725,207	—	450,000	30,154	1,640,361
	2022	382,212	—	531,372	105,909	375,000	18,033	1,412,526
Donnie S. Upshaw	2024	511,943	100,000	1,017,736	—	600,000	125,088	2,354,767
Senior Vice President, Corporate Restaurants and Chief People Officer	2023	487,000	—	725,207	—	570,000	127,187	1,909,394
	2022	420,481	—	950,321	112,930	570,000	98,098	2,151,830
Marisa J. Carona	2024	483,981	—	1,017,736	—	600,000	32,038	2,133,755
Senior Vice President, Chief U.S. Franchise Operations and Development Officer	2023	435,000	—	725,207	—	450,000	31,015	1,641,222
	2022	382,212	—	531,372	105,909	375,000	12,852	1,407,345

Albert G. McGrath	2024	477,866	100,000	1,017,736	—	500,000	20,242	2,115,844
Senior Vice President, General Counsel and Secretary	2023	440,000	—	725,207	—	450,000	18,493	1,633,700
	2022	396,385	—	550,069	112,930	400,000	23,451	1,482,835

(1)

Represents the amount of base salary actually earned by the named executive officer during the year. For additional information concerning our named executive officer base salaries, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salary.” The amounts for fiscal 2022 include an additional week of base salary due to the Company’s 53-week fiscal year in 2022.

(2)

Amounts shown do not reflect compensation actually received by the named executive officers. Rather, the amounts represent the aggregate grant date fair value of awards granted to the named executive officers in 2024, 2023 and 2022, as applicable, in each case computed in accordance with ASC 718 and assuming no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 15, “Stock-Based Compensation,” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 19, 2025. The grant date fair value for performance-based restricted stock units is reported in the table above based on the probable outcome of the performance conditions at the target level on the grant date. The performance-based restricted stock units granted in 2024 are subject to increase beyond the target level based on the achievement of a maximum performance level. The value at the date of grant of the 2024 performance-based restricted stock units, assuming the achievement of the maximum performance level, would have been as follows: Mr. Skipworth, $9,941,929; Mr. Kaleida, $1,827,105; Mr. Upshaw, $1,526,790; Ms. Carona, $1,526,790; Mr. McGrath, $1,526,790. See “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2024 Equity Grants.”

(3)

Amounts shown represent bonuses earned by the named executive officers based on the achievement of performance goals. Bonuses paid to the named executive officers for 2024 were determined in accordance with the terms of the 2024 cash bonus plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives” for additional information.

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EXECUTIVE COMPENSATION

(4)

Includes the following for 2024: Company match under the 401(k) plan, Company-paid premiums for long-term disability (“LTD”) coverage, and other expenses including Company reimbursement of executive health expenses, and for Mr. Upshaw, commuting expenses and related tax gross-up.

Name	401(k) match ($)	Company- Paid Premiums for LTD Coverage ($)	Other Expenses ($)	Total All Other Compensation ($)

Michael J. Skipworth	13,800	384	19,587	33,771

Alex R. Kaleida	13,800	384	14,306	28,490

Donnie S. Upshaw	13,800	384	110,904 (6)	125,088

Marisa J. Carona	13,800	384	17,854	32,038

Albert G. McGrath	13,800	384	6,058	20,242

(5)

All amounts shown for Mr. Skipworth reflect compensation paid to him for his service as our President and Chief Executive Officer. Mr. Skipworth did not receive additional compensation for his service as a director.

(6)	Amount includes the reimbursement of commuting expenses incurred by Mr. Upshaw ($57,106), the related tax gross-up ($37,050) and the reimbursement of executive health expenses ($12,033).

The amounts reported in the Summary Compensation Table are described more fully under “Compensation Discussion and Analysis” herein.

64 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

The following table sets forth information regarding the plan-based awards granted to each named executive officer during the 2024 fiscal year:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Skipworth	n/a	(2)	405,000	900,000	1,800,000	—	—	—	—	—	—	—
	3/7/2024	(3)	—	—	—	5,363	10,726	26,815	—	—	—	3,976,772
	3/7/2024	(4)	—	—	—	—	—	—	7,151	—	—	2,651,305
Alex R. Kaleida	n/a	(2)	157,500	350,000	700,000	—	—	—	—	—	—	—
	3/7/2024	(3)	—	—	—	986	1,971	4,928	—	—	—	730,768
	3/7/2024	(4)	—	—	—	—	—	—	1,314	—	—	487,179
Donnie S. Upshaw	n/a	(2)	135,000	300,000	600,000	—	—	—	—	—	—	—
	3/7/2024	(3)	—	—	—	824	1,647	4,118	—	—	—	610,642
	3/7/2024	(4)	—	—	—	—	—	—	1,098	—	—	407,094
Marisa J. Carona	n/a	(2)	135,000	300,000	600,000	—	—	—	—	—	—	—
	3/7/2024	(3)	—	—	—	824	1,647	4,118		—	—	610,642
	3/7/2024	(4)	—	—	—				1,098	—	—	407,094
Albert G. McGrath	n/a	(2)	112,500	250,000	500,000	—	—	—	—	—	—	—
	3/7/2024	(3)	—	—	—	824	1,647	4,118	—	—	—	610,642
	3/7/2024	(4)	—	—	—	—	—	—	1,098	—	—	407,094

(1)

Amounts represent the aggregate grant date fair value of restricted stock units granted to each named executive officer in 2024 computed in accordance with ASC 718 and assuming no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 15, “Stock-Based Compensation,” in the annual consolidated financial statements included in our fiscal 2024 Annual Report on Form 10-K filed with the SEC on February 19, 2025. Restricted stock units accrue dividend equivalents which are paid at vesting of the underlying awards.

(2)

Represents possible payout amounts as of the grant date under the 2024 annual cash bonus plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives.”

(3)

Represents an award of performance-based restricted stock units that vest based upon the achievement of the Company’s ROIIC goals measured over a three-year period. For purposes of this table, the “Threshold” column represents a 50% payout of the target award because it was the minimum amount that would vest under the terms of the award other than no vesting; and the “Maximum” column represents a 250% payout of the target award. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2024 Equity Grants.”

(4)

Represents an award of service-based restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2024 Equity Grants.”

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of the end of the 2024 fiscal year.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Michael J. Skipworth	3/3/2021	(2)	1,291	—	125.11	3/3/2031	—	—	—	—
	12/7/2021	(5)	—	—	—	—	—	—	4,528	3,304,195
	3/2/2022	(6)	1,323	1,323	140.94	3/2/2032	—	—	—	—
	3/2/2022	(3)	—	—	—	—	—	—	2,381	1,737,475
	3/2/2022	(4)	—	—	—	—	397	115,880	—	—
	5/6/2022	(3)	—	—	—	—	—	—	11,694	8,411,494
	5/6/2022	(7)	—	—	—	—	3,898	1,121,533	—	—
	3/9/2023	(3)	—	—	—	—	—	—	15,662	11,244,141
	3/9/2023	(4)	—	—	—	—	6,962	1,999,278	—	—
	3/7/2024	(3)	—	—	—	—		—	10,726	7,678,475
	3/7/2024	(4)	—	—	—	—	7,151	2,047,689	—	—
Alex R. Kaleida	12/7/2021	(5)	—	—	—	—	—	—	2,415	1,762,286
	3/2/2022	(6)	1,438	719	140.94	3/2/2032	—	—	—	—
	3/2/2022	(3)	—	—	—	—	—	—	1,294	944,264
	3/2/2022	(4)	—	—	—	—	216	63,048	—	—
	5/6/2022	(7)	—	—	—	—	2,976	856,255	—	—
	3/9/2023	(3)	—	—	—	—	—	—	2,567	1,842,913
	3/9/2023	(4)	—	—	—	—	1,141	327,661	—	—
	3/7/2024	(3)	—	—	—	—	—	—	1,971	1,410,990
	3/7/2024	(4)	—	—	—	—	1,314	376,264	—	—
Donnie S. Upshaw	3/4/2020	(8)	3,383	—	74.77	3/4/2030	—	—	—	—
	3/3/2021	(2)	2,195	—	125.11	3/3/2031	—	—	—	—
	12/7/2021	(5)	—	—	—	—	—	—	2,415	1,762,286
	3/2/2022	(6)	1,533	767	140.94	3/2/2032	—	—	—	—
	3/2/2022	(3)	—	—	—	—	—	—	1,380	1,007,021
	3/2/2022	(4)	—	—	—	—	230	67,135	—	—
	5/6/2022	(7)	—	—	—	—	4,761	1,369,835	—	—
	9/8/2022	(3)	—	—	—	—	—	—	861	618,542
	9/8/2022	(4)	—	—	—	—	287	82,472	—	—
	3/9/2023	(3)	—	—	—	—	—	—	2,567	1,842,913
	3/9/2023	(4)	—	—	—	—	1,141	327,661	—	—
	3/7/2024	(3)	—	—	—	—		—	1,647	1,179,046
	3/7/2024	(4)	—	—	—	—	1,098	314,412	—	—

66 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Marisa J. Carona	3/3/2021	(2)	485	—	125.11	3/3/2031	—	—	—	—
	12/7/2021	(5)	—	—	—	—	—	—	2,415	1,762,286
	3/2/2022	(6)	719	719	140.94	3/2/2032	—	—	—	—
	3/2/2022	(3)	—	—	—	—	—	—	1,294	944,264
	3/2/2022	(4)	—	—	—	—	216	63,048	—	—
	5/6/2022	(7)	—	—	—	—	2,976	856,255	—	—
	3/9/2023	(3)	—	—	—	—	—	—	2,567	1,842,913
	3/9/2023	(4)	—	—	—	—	1,141	327,661	—	—
	3/7/2024	(3)	—	—	—	—	—	—	1,647	1,179,046
	3/7/2024	(4)	—	—	—	—	1,098	314,412	—	—
Albert G. McGrath	3/3/2021	(2)	2,195	—	125.11	3/3/2031	—	—	—	—
	12/7/2021	(5)	—	—	—	—	—	—	2,415	1,762,286
	3/2/2022	(6)	1,533	767	140.94	3/2/2032	—	—	—	—
	3/2/2022	(3)	—	—	—	—	—	—	1,380	1,007,021
	3/2/2022	(4)	—	—	—	—	230	67,135	—	—
	5/6/2022	(7)	—	—	—	—	2,976	856,255	—	—
	3/9/2023	(3)	—	—	—	—	—	—	2,567	1,842,913
	3/9/2023	(4)	—	—	—	—	1,141	327,661	—	—
	3/7/2024	(3)	—	—	—	—	—	—	1,647	1,179,046
	3/7/2024	(4)	—	—	—	—	1,098	314,412	—	—

(1)

Amounts shown reflect the value of (i) the underlying common stock calculated by multiplying the number of unvested restricted stock units by the closing price of our common stock on Nasdaq on December 27, 2024, the last trading day of fiscal year 2024, which was $285.37 per share and (ii) dividend equivalent payments accrued on the awards as of December 28, 2024 that are to be paid upon vesting of the award.

(2)

Represents a stock option representing the right to purchase shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $129.11 per share but has been reduced to $125.11 to reflect the impact of special dividends paid to our stockholders.

(3)

Represents the number of performance-based restricted stock units at grant, which are expected to vest at 250% of the target based upon the achievement of the Company’s ROIIC goals for a three-year period, and which level of achievement has been factored in to the payout value. The number of restricted stock units that would vest upon threshold performance achievement of the ROIIC metric is equal to 50% of the target number of restricted stock units, and the number that would vest upon maximum performance achievement is equal to 250% of the target number.

(4)	Represents an award of service-based restricted stock units that vests in three equal annual installments beginning on the first anniversary of the date of grant.

(5)

Represents the number of performance-based restricted stock units at grant, which are expected to vest at 250% of the target based upon the achievement of the compound annual growth rate of the Company’s system-wide sales goals for a three-year period, and which level of achievement has been factored in to the payout value. The number of restricted stock units that would vest upon threshold performance achievement of the compound annual growth of the Company’s system-wide sales metric is equal to 50% of the target number of restricted stock units, and the number that would vest upon maximum performance achievement is equal to 250% of the target number.

(6)

Represents a stock option representing the right to purchase shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $144.94 per share but has been reduced to $140.94 to reflect the impact of special dividends paid to our stockholders.

(7)	Represents an award of service-based restricted stock units that vests on the third anniversary of the date of grant.

(8)

Represents a stock option representing the right to purchase shares of common stock, which vested and became exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $83.77 per share but has been reduced to $74.77 to reflect the impact of special dividends paid to our stockholders.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table sets forth a summary of the option exercises and vesting of restricted stock units during fiscal year 2024 for each of the named executive officers:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael J. Skipworth	4,603	1,056,321	10,075	3,448,584

Alex R. Kaleida	—	—	1,070	382,516

Donnie S. Upshaw	—	—	4,600	1,563,092

Marisa J. Carona	1,887	489,462	3,112	1,057,830

Albert G. McGrath	1,506	516,893	4,313	1,458,587

(1)

Amounts shown reflect the value of shares obtained upon exercise of the stock option by taking the difference between the market price of the underlying securities at exercise and the exercise price of the option. The weighted average exercise price for Mr. Skipworth’s option exercises was $337.3785. The weighted average exercise price for Ms. Carona’s option exercises was $372.2807.

(2)

Amounts shown reflect (i) the value of shares obtained upon the vesting of restricted stock units by multiplying the number of vested restricted stock units by the closing price of our common stock on Nasdaq on the date of vesting and (ii) accrued dividend equivalents that were paid upon the vesting of the restricted stock units.

68 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pension Benefits; Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not provide any pension benefits, nonqualified defined contribution or other deferred compensation plans for our named executive officers.

Severance Arrangements

Our named executive officers participate in our Executive Severance Plan and are entitled to acceleration of their equity awards and other payments upon certain qualifying terminations of employment, including in connection with a change in control, as described in detail below.

Executive Severance Plan

All named executive officers are eligible to participate in our Executive Severance Plan (each, a “Participant”). The Executive Severance Plan provides for certain benefits to Participants upon a Participant’s employment termination (a) by the Company without cause (as defined in the Executive Severance Plan), (b) by the Participant for good reason (as defined in the Executive Severance Plan), or (c) as a result of the death of the Participant within a specified period of a change in control (each, a “Qualifying Termination”). In the event of a Qualifying Termination, such Participant will be eligible for:

(1)

Severance payments in an aggregate amount equal to the product of (a) 2.0 for the chief executive officer, 1.5 for executive vice presidents or 1.0 for any other Participant and (b) the Participant’s annual base salary, to be paid in equal installments over 12 months in accordance with the Company’s normal payroll practices;

(2)

An annual bonus payment equal to the amount that the Participant would have earned for the entire fiscal year in which the termination occurs, based on actual achievement of the relevant performance goals, pro-rated for the number of days actually served during the year; and

(3)

Certain COBRA premium payments until the earlier of (a) a period of 24 months for the chief executive officer, 18 months for executive vice presidents or 12 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

In the event that a Qualifying Termination occurs within the 24-month period following a change in control (as defined in the Executive Severance Plan), such Participant will instead be eligible for the following enhanced benefits:

(1)

Severance payments in an aggregate amount equal to the product of (a) 2.5 for the chief executive officer, 2.0 for executive vice presidents or 1.5 for any other Participant and (b) the Participant’s annual base salary plus target bonus for the year in which the termination occurs;

(2)	An annual bonus payment equal to the Participant’s target bonus amount, pro-rated for the number of days actually served during the year; and

(3)

Certain COBRA premium payments until the earlier of (a) a period of 30 months for the chief executive officer, 24 months for executive vice presidents or 18 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

Severance benefits may be forfeited or reduced in certain circumstances, including in connection with certain required accounting restatements, a Participant’s breach of the release of claims, or a Participant’s breach of the restrictive covenants contained in the Participation Agreement. In the event that a Participant would otherwise incur excise tax liability as a result of any payments or benefits provided to the Participant that classify as excess parachute payments under Section 280G of the Code, the Participant will either receive the payments and benefits in full or will have such payments and benefits reduced to the minimum extent necessary to avoid such excise tax liability, whichever of the foregoing results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

Accelerated Vesting under Equity Award Agreements

Stock Options

The stock options granted to the named executive officers under the 2015 Omnibus Plan include provisions that accelerate vesting in certain circumstances, including upon a change of control (as defined in the 2015 Omnibus Plan).

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EXECUTIVE COMPENSATION

The occurrence of a change in control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any period of restriction or settlement or other payment with respect to any outstanding stock option to the extent that the Board or the Compensation Committee determines in its discretion, prior to such change in control, that such outstanding stock option shall be honored or assumed, or new rights substituted therefor in accordance with the 2015 Omnibus Plan. Absent such a determination by the Board or the Compensation Committee, all outstanding stock options shall be cancelled in exchange for an amount equal to the difference between the exercise price and the fair market value on the date of the change in control.

In the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the last day of the fiscal year in which the death or disability occurs, and that year will be counted toward the vesting of the applicable award.

In the case of termination by the Company without cause or voluntary termination by the named executive officer, our named executive officers’ stock options, to the extent vested and exercisable, must be exercised within 90 days of the effective date of the termination. The unvested remainder of the stock option will be immediately and automatically forfeited upon the effective date of termination.

Restricted Stock Units

The unvested service-based and performance-based restricted stock units held by our named executive officers generally vest in full or at the maximum achievement following a change in control if, within six months prior or two years following such change in control, the named executive officer is terminated without cause by the Company (or its successor) or the named executive officer terminates his or her employment for good reason.

With respect to service-based restricted stock units, in the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the next scheduled anniversary of the date of grant, and that period will count toward the applicable vesting schedule. With respect to performance-based restricted stock units, in the case of termination as a result of death or disability, a pro rata portion of our named executive officers’ performance-based restricted stock units vest, calculated by multiplying the maximum performance-based restricted stock units that could be earned by a fraction, the numerator of which equals the number of days that the named executive officer was employed during the respective performance period and the denominator of which equals the number of days in the performance period.

In the case of termination by the Company without cause or voluntary termination by the named executive officer, the unvested portion of our named executive officers’ restricted stock units will be immediately and automatically forfeited.

70 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers pursuant to our Executive Severance Plan for various scenarios involving death, disability, change in control, termination without cause, or termination for good reason (as defined under applicable plans or awards), using, where applicable, the closing price of our common stock of $285.37 as reported on Nasdaq as of December 27, 2024, the last trading day of fiscal year 2024, and assuming that the applicable triggering event occurred on December 28, 2024. In the event of a voluntary termination, the named executive officers are entitled only to amounts previously earned; all unvested stock awards are forfeited.

Name	Benefit	Death ($)	Disability ($)	Change in Control(1) ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)

Michael J. Skipworth	Cash severance benefit	—	—	4,250,000	(2)	1,600,000	(2)	1,600,000	(2)

	2024 bonus	—	—	900,000	(3)	1,800,000	(4)	1,800,000	(4)

	Continuation of health benefits	—	—	54,162	(5)	43,330	(5)	43,330	(5)

	Vesting of equity awards(6)	26,428,365	26,428,365	37,851,241		—		—

	Total	26,428,365	26,428,365	43,055,403		3,443,330		3,443,330

Alex R. Kaleida	Cash severance benefit	—	—	1,312,500	(7)	525,000	(7)	525,000	(7)

	2024 bonus	—	—	350,000	(3)	700,000	(4)	700,000	(4)

	Continuation of health benefits	—	—	30,828	(8)	20,552	(8)	20,552	(8)

	Vesting of equity awards(6)	5,614,044	5,614,044	7,687,526		—		—

	Total	5,614,044	5,614,044	9,380,854		1,245,552		1,245,552

Donnie S. Upshaw	Cash severance benefit	—	—	1,222,500	(7)	515,000	(7)	515,000	(7)

	2024 bonus	—	—	300,000	(3)	600,000	(4)	600,000	(4)

	Continuation of health benefits	—	—	30,629	(8)	20,420	(8)	20,420	(8)

	Vesting of equity awards(6)	6,797,550	6,797,550	8,682,101		—		—

	Total	6,797,550	6,797,550	10,235,230		1,135,420		1,135,420

Marisa J. Carona	Cash severance benefit	—	—	1,222,500	(7)	515,000	(7)	515,000	(7)

	2024 bonus	—	—	300,000	(3)	600,000	(4)	600,000	(4)

	Continuation of health benefits	—	—	32,497	(8)	21,665	(8)	21,665	(8)

	Vesting of equity awards(6)	5,516,112	5,516,112	7,391,222		—		—

	Total	5,516,112	5,516,112	8,946,219		1,136,665		1,136,665

Albert G. McGrath	Cash severance benefit	—	—	1,102,500	(7)	485,000	(7)	485,000	(7)

	2024 bonus	—	—	250,000	(3)	500,000	(4)	500,000	(4)

	Continuation of health benefits	—	—	20,598	(8)	13,732	(8)	13,732	(8)

	Vesting of equity awards(6)	5,582,955	5,582,955	7,467,506		—		—

	Total	5,582,955	5,582,955	8,840,604		998,732		998,732

(1)

Assumes that, in connection with the change of control, the named executive officer’s employment is terminated without cause, for good reason, or as a result of the death of such officer within a two-year period following a change of control.

(2)

These amounts represent (i) base salary times 2.0 in the event of a termination without cause or for good reason or (ii) base salary and target bonus times 2.5 in the event of qualifying termination on or within 24 months following a change of control.

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EXECUTIVE COMPENSATION

(3)	These amounts represent the amount of target bonus the named executive officer would have been eligible to earn under the 2024 bonus plan, assuming a termination date of December 28, 2024.

(4)

Calculated based on the amount of bonus our named executive officers would have been entitled to under the 2024 bonus plan based on the Company’s actual performance during the 2024 performance period, as of December 28, 2024.

(5)

Represents (i) 30 months of continued health benefits in the event of a qualifying termination on or within 24 months following a change of control and (ii) 24 months in the event of a termination without cause or for good reason.

(6)	Includes dividend equivalent payments that had been accrued and would be paid out in connection with the vesting of the equity awards.

(7)

These amounts represent (i) base salary times 1.0 in the event of a termination without cause or for good reason or (ii) base salary and target bonus times 1.5 in the event of such termination on or within 24 months following a change of control.

(8)

Represents (i) 18 months of continued health benefits in the event of a qualifying termination on or within 24 months following a change of control and (ii) 12 months in the event of a termination without cause or for good reason.

72 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans and our ESPP as of December 28, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining for future issuance under equity compensation plans(3)

Equity compensation plans approved by security holders	312,749	$125.17	2,288,807

Equity compensation plans not approved by security holders	—	—	—

(1)

Includes stock options, service-based restricted stock units, and performance-based restricted stock units that vest based upon the achievement of performance goals. This number assumes the vesting of performance-based equity awards at the maximum level. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2024 Equity Grants.”

(2)

The amount reported in “Weighted-average exercise price of outstanding options, warrants and rights” does not take into account restricted stock units, performance-based restricted stock units or shares under the ESPP.

(3)	The number of shares remaining available for issuance under the ESPP was 478,204. The remaining shares reflected are available for future issuance of awards under the 2024 Omnibus Plan.

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay that all our other employees receive. The Compensation Committee reviewed a comparison of Chief Executive Officer pay (base salary and incentive pay) to the pay of our median employee in 2024. The compensation for our Chief Executive Officer in 2024 was approximately 311 times the compensation of our median employee.

We identified the median employee in 2024 by examining the 2024 total compensation (including equity compensation) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 28, 2024, the last day of our 2024 fiscal year. We included all employees, whether employed on a full-time or part-time basis, and annualized the compensation of permanent employees who did not work for the entire year. We did not make any other assumptions, adjustments, or estimates with respect to total compensation.

We believe the use of total compensation for all employees is a consistently applied compensation measure because it takes into account every potential form of compensation that the Company offers to its employees. Although most employees, including the median employee, are not eligible to receive equity compensation, we have nevertheless calculated the pay ratio to include our Chief Executive Officer’s equity awards to provide a more complete view of our compensation practices.

We calculated the 2024 annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” beginning on page 63.

The total compensation during fiscal year 2024 for Mr. Skipworth, as reported in the Summary Compensation Table, was $9,251,656. The total compensation during fiscal year 2024 for our median employee, using the methodology we use for our named executive officers in the “Summary Compensation Table”, was $29,745. This results in a ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation of 311:1. For additional information concerning Mr. Skipworth’s compensation, see “Executive Compensation—Summary Compensation Table.”

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EXECUTIVE COMPENSATION

Pay Versus Performance
As required by
Item
402(v) of
Regulation
S-K,
the following tables set forth certain information concerning the compensation of our Principal Executive Officers (our former and current Chief Executive Officers, each a “PEO”) and the other named executive officers
(“Non-PEO
NEOs”) for 2024, 2023, 2022, 2021, and 2020 and our financial performance for each such fiscal year. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for PEO (Morrison) (1) ($)	Compensation Actually Paid to PEO (Morrison) (2) ($)	Summary Compensation Table Total for PEO (Skipworth) (1) ($)	Compensation Actually Paid to PEO (Skipworth) (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs (3) ($)	Average Compensation Actually Paid to non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (Thousands)	Adjusted EBITDA (7) ($) (Thousands)
							Wingstop Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (6) ($)

2024	—	—	9,251,565	16,355,596	2,290,129	3,823,087	363.88	236.01	108,717	212,061

2023	—	—	6,845,715	24,717,377	1,767,586	5,280,246	326.29	185.06	70,175	146,484

2022	2,862,540	(20,441,243)	4,117,063	6,534,815	1,647,332	1,082,606	174.25	138.42	52,947	108,808

2021	5,042,788	14,978,630	—	—	1,771,817	2,693,223	210.16	156.90	42,658	88,393

2020	6,010,462	24,128,379	—	—	1,486,740	3,357,793	170.30	137.19	23,306	71,882

(1)
Reflects compensation amounts reported for our former PEO, Mr. Morrison, and our current PEO, Mr. Skipworth, in the Summary Compensation Table for the respective years shown. Mr. Morrison served as PEO until March 13, 2022, at which time Mr. Skipworth became PEO. Mr. Skipworth was a
Non-PEO
NEO in each of 2021 and 2020.

(2)
Reflects the amount of “compensation actually paid,” as computed in accordance with SEC rules (“Compensation Actually Paid”), to Mr. Morrison in each of 2022, 2021, and 2020 and to Mr. Skipworth in 2024, 2023, and 2022. The dollar amounts represent the Summary Compensation Table total value for the period shown, as adjusted for equity awards as set forth in the reconciliation table below. The Company does not have a pension plan, so no pension adjustments were made. For awards with dividend rights, these amounts are accumulated and paid at vesting and are incorporated as applicable in the table below. The dollar amounts reflected do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For Mr. Morrison, amounts for 2022 include the forfeiture of outstanding stock awards upon Mr. Morrison’s departure from the Company.

Year	Mr. Skipworth
2024 ($)

Summary Compensation Table Total	9,251,565

Deduction of Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year Reported in Summary Compensation Table	(6,628,077)

Addition of Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	9,726,164

Addition of Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	2,916,497

Addition of Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—

Addition of Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	1,089,447

Subtraction of Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—

Compensation Actually Paid to PEO	16,355,596

74 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Valuations: The unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. For the change in fair value of stock options, we used the Black-Scholes option pricing model with corresponding assumptions (risk-free interest rate, dividend yield, expected volatility factor, and expected option life) determined as of the applicable measuring date.

(3)
Reflects compensation amounts reported for our
Non-PEO
NEOs in the Summary Compensation Table for 2024, 2023, 2022, 2021, and 2020. The
Non-PEO
NEOs in each of 2024, 2023, 2022, 2021, and 2020 were as follows:

•	2024: Messrs. Kaleida, Upshaw, and McGrath and Ms. Carona

•	2023: Messrs. Kaleida, Upshaw, and Kapoor and Ms. Carona

•	2022: Messrs. Kaleida, Upshaw, and McGrath and Mses. Carona and Peterson

•	2021: Messrs. Skipworth, Kaleida, Upshaw, and Boudet and Ms. Peterson

•	2020: Messrs. Skipworth, Sadarangani, and Jobe and Ms. Peterson

(4)
Reflects the amount of Compensation Actually Paid to the
Non-PEO
NEOs in each of 2024, 2023, 2022, 2021, and 2020. The dollar amounts represent the average of the Summary Compensation Table total value for the
Non-PEO
NEOs for the period shown, as adjusted for equity awards as set forth in the reconciliation table below, using the same equity valuation methodologies described above in Note 2 above. The Company does not have a pension plan, so no pension adjustments were made. For awards with dividend rights, these amounts are accumulated and paid at vesting and are incorporated as applicable in the table below. The dollar amounts reflected do not reflect the actual amount of compensation earned by or paid to our
Non-PEO
NEOs during the applicable year.

Year	2024 ($)

Summary Compensation Table Total	2,290,129

Deduction of Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year Reported in Summary Compensation Table	(1,067,789)

Addition of Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,566,907

Addition of Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	648,458

Addition of Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—

Addition of Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	385,381

Subtraction of Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—

Compensation Actually Paid to Non-PEO NEOs	3,823,087

(5)
Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on December 27, 2019 and ending on December 26, 2020, December 25, 2021, December 31, 2022, December 30, 2023, and December 28, 2024, respectively (which are the Company’s fiscal year ends for each of the respective fiscal years), calculated in accordance with Item 201(e) of Regulation
S-K.

(6)	The Peer Group represents the S&P 400 Restaurants Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(7)
We determined Adjusted EBITDA to be the “company-selected measure”. We define Adjusted EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, with further adjustments for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, system implementation costs, and stock-based compensation expense. See Appendix I for a reconciliation of Adjusted EBITDA, a non-GAAP
financial measure, to net income as reported under GAAP.

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EXECUTIVE COMPENSATION

Financial Performance Measures
The following table identifies the most important financial performance measures used by our Compensation Committee to link the Compensation Actually Paid to our named executive officers in 2024 to company performance. The impact of each of these performance measures on our named executive officers’ compensation is discussed in “Compensation Discussion and Analysis” above.

Financial Performance Measures
Adjusted EBITDA
Return on Incremental Invested Capital
Compensation Actually Paid Comparisons
Each of the following charts shows the relationship between Compensation Actually Paid and the required performance measures in the tabular disclosure—Company TSR and S&P 400 Restaurants TSR, Net Income, and Adjusted EBITDA (the Company-Selected Measure).

Pay Versus Performance: Total Shareholder Return
$24.13M
$3.36M
$170
$137
2020
$14.98M
$2.69M
$210
$157
2021
$6.53M
-$20.44M
$1.08M
$174
$138
2022
$24.72M
$5.28M
$326
$185
2023
$16.34M
$3.81M
$364
$236
2024
Skipworth PEO CAP
Morrison PEO CAP
Average Non-PEO NEOs CAP
Wingstop TSR
S&P 400 Restaurants Index TSR

Pay Versus Performance: Net Income
$24.13M
$3.36M
$23.31M
$14.98M
$2.69M
$42.66M
$6.53M
$1.08M
-$20.44M
$52.95M
$24.72M
$5.28M
$70.18M
$16.34M
$3.81M
$108.72M
2020
2021
2022
2023
2024
Skipworth PEO CAP
Morrison PEO CAP
Average Non-PEO NEOs CAP
Net Income

76 | WINGSTOP INC. 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance: Adjusted EBITDA
$24.13M
$3.36M
$71.88M
$14.98M
$2.69M
$88.39M
$6.53M
$1.08M
-$20.44M
$108.81M
$24.72M
$5.28M
$146.48M
$16.34M
$3.81M
$212.10M
2020
2021
2022
2023
2024
Skipworth PEO CAP
Morrison PEO CAP
Average Non-PEO NEOs CAP
Net Income

WINGSTOP INC. 2025 PROXY STATEMENT | 77

PROPOSAL 4— APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Background

The Certificate of Incorporation currently provides that the Board be divided into three classes as nearly equal in number as possible with members of each class serving for three-year terms. The Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to provide for the phased-in elimination of the classified Board structure over a three-year period, so that the entire Board will be elected annually beginning at our 2028 annual meeting of stockholders (the “Declassification Amendment”). The Board unanimously approved the Declassification Amendment and recommends that stockholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix II.

When the Company became publicly traded in 2015, the Board determined that a classified board structure would promote continuity and stability of the Board, encourage directors to take a long-term perspective, and reduce the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all of the Company’s stockholders. While the Board continues to believe that these are important benefits, the Board has also considered that a classified board structure may have the effect of reducing the accountability of directors to stockholders and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. In addition, the Board regularly reviews and evaluates corporate governance developments impacting the Company, including feedback that we receive from our stockholders. The Board has carefully considered both the advantages and disadvantages of a classified board structure and recognized that many U.S. public companies have eliminated their classified board structures in favor of annual elections. After carefully weighing these considerations, the Board concluded that the annual election of all directors is now in the best interests of the Company and its stockholders. Accordingly, the Board unanimously recommends that stockholders approve the Declassification Amendment.

Description of the Declassification Amendment

The proposed Declassification Amendment will amend Article Five of the Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2026 annual meeting of stockholders, such that from and after the 2028 annual meeting of stockholders, all directors will be elected annually and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation, or removal.

Pursuant to the Declassification Amendment, the phased-in elimination of the classified Board structure commences with the 2026 annual meeting of stockholders, at which the respective terms of the Class II directors will expire, and each such director elected will serve for a one-year term expiring at the 2027 annual meeting of stockholders. At the 2027 annual meeting of stockholders, the respective terms of the Class II and Class III directors will expire, and each such director elected will serve for a one-year term expiring at the 2028 annual meeting of stockholders. Finally, at the 2028 annual meeting of stockholders, the respective terms of all classes of directors will expire, and each director elected at the 2028 annual meeting of stockholders (and at all annual meetings thereafter) will be elected for a one-year term or until his or her successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. The phasing in of annual elections of directors is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all of our directors.

The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2028 annual meeting of stockholders would serve the remainder of the term for the class of directors in which the vacancy occurs or the new directorship was created.

78 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 4—APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article Five of the Certificate of Incorporation provides that a director may be removed from office only with cause and upon the approval of holders of at least 66 2/3% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, at a meeting of stockholders called for that purpose. The proposed Declassification Amendment will amend such provision to provide that, beginning with the 2028 annual meeting of stockholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendment described in Proposal 5 of this Proxy Statement would, among other things, amend Article Five of the Certificate of Incorporation such that removal of directors would require the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors.

The description in this proposal of the Declassification Amendment is a summary of the proposed amendment to the Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Declassification Amendment, a copy of which is attached to this Proxy Statement as Appendix II.

Vote Required

The approval of the Declassification Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal. If the Declassification Amendment is approved by our stockholders, we intend to file with the Secretary of State of the State of Delaware following the Annual Meeting, a certificate of amendment setting forth the Declassification Amendment (and, if Proposal 5 is approved by our stockholders, the certificate of amendment will also set forth the Supermajority Elimination Amendment), which will become effective upon such filing. The Board reserves the right to elect to abandon the Declassification Amendment, without further action by the stockholders, at any time prior to the effectiveness of the Certificate of Amendment setting forth the Declassification Amendment.

The Board of Directors recommends that you vote FOR the approval of the Amendment to the Certificate of Incorporation to Declassify the Board of Directors.

WINGSTOP INC. 2025 PROXY STATEMENT | 79

PROPOSAL 5— APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

Background

The Certificate of Incorporation currently contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors in order to accomplish certain fundamental corporate actions, such as the removal of directors, approval of certain business combinations, or amending certain provisions of the Certificate of Incorporation. When the Company became publicly traded in 2015, the Board determined that supermajority voting provisions could promote corporate governance stability and help ensure broad stockholder support for certain fundamental corporate actions. While the Board continues to believe that these are important benefits, the Board also considered that eliminating the supermajority voting requirements may better align our governance with governance practices supported by the investor community, who generally view a majority vote as sufficient for stockholder approval of amendments to governing documents and removal of directors. The Board has carefully considered the advantages and disadvantages of the supermajority voting provisions in the Certificate of Incorporation and has determined that it is now advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to eliminate the existing supermajority voting provisions (the “Supermajority Elimination Amendment”). Accordingly, the Board unanimously approved the Supermajority Elimination Amendment and recommends that stockholders approve the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix III.

Description of the Supermajority Elimination Amendment

The Certificate of Incorporation requires certain fundamental corporate actions to be approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors.

Those actions currently requiring supermajority approval are:

•	Article Five. Removing a director prior to the end of his or her elected term;

•

Article Eight. Entering into significant corporate transactions, such as mergers, consolidations, recapitalizations, or certain other business combinations with an “interested stockholder”—generally defined as a party who has acquired at least fifteen percent (15%) of the Company’s outstanding shares entitled to vote generally in the election of directors—subject to certain exceptions; and

•	Article Eleven. Amending certain provisions of the Certificate of Incorporation, including:

•	Article Five (Board of Directors);

•	Article Six (Limitation of Director Liability);

•	Article Seven (Meetings of Stockholders) (paragraphs (a), (b), and (c));

•	Article Eight (Business Combinations);

•	Article Nine (Renouncement of Corporate Opportunity);

•	Article Ten (Exclusive Jurisdiction); and

•	Article Eleven (Amendments).

80 | WINGSTOP INC. 2025 PROXY STATEMENT

PROPOSAL 5—APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The proposed Supermajority Elimination Amendment would amend Articles Five, Eight, and Eleven of the Certificate of Incorporation to eliminate the 66 2/3% supermajority voting requirements therein and replace them with a voting standard requiring a majority of the outstanding shares entitled to vote generally in the election of directors.

The description in this proposal of the Supermajority Elimination Amendment is a summary of the proposed amendment to the Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Supermajority Elimination Amendment, a copy of which is attached to this Proxy Statement as Appendix III.

Vote Required

The approval of the Supermajority Elimination Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares entitled to vote generally in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, it may result in a broker non-vote on this proposal. If the Supermajority Elimination Amendment is approved by our stockholders, we intend to file with the Secretary of State of the State of Delaware following the Annual Meeting, a certificate of amendment setting forth the Supermajority Elimination Amendment (and, if Proposal 4 is approved by our stockholders, the certificate of amendment will also set forth the Declassification Amendment), which will become effective upon such filing. The Board reserves the right to elect to abandon the Supermajority Elimination Amendment, without further action by the stockholders, at any time prior to the effectiveness of the Certificate of Amendment setting forth the Supermajority Elimination Amendment.

The Board will also take action at such time to also adopt conforming amendments to the Bylaws to remove the sole supermajority voting provision contained therein relating to the amendment of the Bylaws, to be effective immediately upon, and subject to, the effectiveness of the Supermajority Elimination Amendment to the Certificate of Incorporation. As a result, the governing documents of the Company would no longer contain any supermajority voting provisions if the Supermajority Elimination Amendment is approved.

The Board of Directors recommends that you vote FOR the approval of an Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions

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NEXT ANNUAL MEETING— STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2026 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) must be received no later than the close of business on December 4, 2025, and must comply with the requirements of Rule 14a-8 under the Exchange Act. However, pursuant to such rule, if the 2026 Annual Meeting is held on a date that is more than 30 days before, or 30 days after, May 22, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2026 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2026 Annual Meeting. Please note that under SEC rules, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2026 proxy materials.

Stockholder Proposals of Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) that will not be included in our proxy materials at an annual meeting outside the processes of Rule 14a-8 if the stockholder (i) is a stockholder of record at the time of giving notice of such proposal, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our Bylaws.

Our Bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2026 Annual Meeting between January 22, 2026 and February 21, 2026; provided, however, if and only if the 2026 Annual Meeting is held on a date that is more than 30 days before, or 70 days after, May 22, 2026, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2026 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the 2026 Annual Meeting or (B) the date which is 90 days prior to the date of the 2026 Annual Meeting. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a proposal of business at the 2026 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws.

Stockholder Nominations of Directors

Stockholders may nominate directors for election by complying with the eligibility, advance notice, and other provisions and requirements of our Bylaws and by providing notice in accordance with our Bylaws on the same timing as stockholder submissions for proposals of business described above. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of the record date for, and updated ten business days prior to, the 2026 Annual Meeting. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a nomination for the 2026 Annual Meeting must comply with the provisions specified in our Bylaws.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 23, 2026. If the date of the 2026 Annual Meeting changes by more

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NEXT ANNUAL MEETING— STOCKHOLDER PROPOSALS

than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2026 Annual Meeting.

Contact Information

Stockholder proposals or nominations should be sent to:

Wingstop Inc.

2801 N Central Expressway

Suite 1600

Dallas, Texas 75204

Attention: Corporate Secretary

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OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Albert G. McGrath
Senior Vice President, General Counsel & Secretary

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APPENDICES

Appendix I. Non-GAAP Financial Measures

We define EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as net income before interest expense, net, income tax expense (benefit), and depreciation and amortization, with further adjustments for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, system implementation costs, and stock-based compensation expense.

EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). EBITDA and Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. These should not be viewed as an alternative to cash flows from operating activities as a measure of our liquidity.

We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations on a period-over-period basis and would ordinarily add back non-cash expenses such as depreciation and amortization, as well as items that are not part of normal day-to-day operations of our business.

Management uses EBITDA and Adjusted EBITDA:

•

as a measurement of operating performance because they assist us in comparing the operating performance of our restaurants on a consistent basis, as they remove the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•	to evaluate the performance and effectiveness of our operational strategies;

•	to evaluate our capacity to fund capital expenditures and expand our business; and

•

to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan and determining the vesting of performance-based equity awards.

By providing these non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:

•	such measures do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

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APPENDICES

•	such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	such measures do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	such measures do not reflect our tax expense or the cash requirements to pay our taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only as performance measures and only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments for losses on debt extinguishment and financing transactions, transaction costs, costs and fees associated with investments in our strategic initiatives, system implementation costs, and stock-based compensation expense. We believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our restaurants, and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management measure our core operating performance over time by removing items that are not related to day-to-day operations.

The following table reconciles net income to EBITDA and adjusted EBITDA for the fiscal years ended December 28, 2024 and December 30, 2023 (in thousands):

	Year ended

	December 28, 2024	December 30, 2023
Net income	$108,717	$70,175
Interest expense, net	21,292	18,227
Income tax expense	38,473	24,135
Depreciation and amortization	19,490	13,239
EBITDA	$187,972	$125,776
Additional adjustments:
Transaction costs(a)	316	—
Consulting fees(b)	—	5,150
System implementation costs(c)	1,713	—
Stock-based compensation expense(d)	22,060	15,558

Adjusted EBITDA	$212,061	$146,484

(a)

Represents costs and expenses related to our 2024 securitized financing facility; all transaction costs are included in Selling, general and administrative on the Consolidated Statements of Comprehensive Income in our Annual Report on Form 10-K filed with the SEC on February 19, 2025 (“2024 Form 10-K”).

(b)

Represents non-recurring consulting fees that are not part of our ongoing operations and are incurred to execute discrete, project-based strategic initiatives, which are included in Selling, general and administrative on the Consolidated Statements of Comprehensive Income in our 2024 Form 10-K. Fiscal year 2023 includes approximately $5.2 million in consulting fees relating to a comprehensive review of our long-term growth strategy for our domestic business to explore potential future initiatives, and which review was completed in fiscal year 2023. Given the magnitude and scope of this strategic review initiative that is not expected to recur in the foreseeable future, the Company considers the incremental consulting fees incurred with respect to the initiative not reflective of the ongoing costs to operate its business.

(c)

System implementation costs represent non-recurring expenses incurred related to the development and implementation of new enterprise resource planning and human capital management technology, which are included in Selling, general and administrative on the Consolidated Statements of Comprehensive Income in our 2024 Form 10-K.

(d)	Includes non-cash, stock-based compensation, net of forfeitures.

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APPENDICES

Appendix II. Proposed Amendment to the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors (Proposal 4)

Text of the proposed amendment (deletions are in bold and indicated by strikeouts; additions are in bold and indicated by underlining):

ARTICLE V—BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than fifteen, each of whom shall be a natural person. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office or by a sole remaining director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy ~~shall be elected for the unexpired term of his or her predecessor in office, and~~or a director chosen to fill a position resulting from an increase in the number of directors shall hold office ~~until the next election~~(i) in the event of a vacancy or a new directorship created prior to the 2028 annual meeting of stockholders, for a term that shall coincide with the remaining term of the class ~~for~~of directors in which ~~such director shall have been chosen, subject to the~~ the vacancy occurs or the new directorship was created and (ii) in the event of a vacancy or a new directorship created after the 2028 annual meeting of stockholders, until the next annual meeting of stockholders and, in each case, until the election and qualification of his or her successor ~~and to~~or his or her earlier death, resignation or removal.

(b) ~~Classified Board~~Term of Directors. ~~Subject~~Prior to the ~~special rights~~2028 annual meeting of ~~the holders of any series of Preferred Stock to elect directors~~stockholders, the Board of Directors shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. ~~The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation.~~ Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders, beginning with the ~~first~~ annual meeting of stockholders ~~following the filing of this Certificate of Incorporation~~in 2026, the directors (or successors thereof) ~~of the class~~ whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders ~~to be held in the third year following the year of their election~~, with each director ~~in each such class~~ to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and such apportionment shall be determined by the Board of Directors.~~ Accordingly, each director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. Each director elected at the 2027 annual meeting of stockholders will be elected for a term expiring at the 2028 annual meeting of stockholders. At the 2028 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders.

(c) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, and notwithstanding any other provision of this Certificate of Incorporation, directors of the Corporation may be removed (i) in the event such removal is prior to the 2028 annual meeting of stockholders, only for cause and (ii) in the event such removal is after the 2028 annual meeting of stockholders, with or without cause, in either case, at a meeting of stockholders called for that purpose~~,~~ by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Voting Stock, voting together as a single class.

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APPENDICES

Appendix III. Proposed Amendment to the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions (Proposal 5)

Text of the proposed amendment (deletions are in bold and indicated by strikeouts; additions are in bold and indicated by underlining):

ARTICLE V—BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than fifteen, each of whom shall be a natural person. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office or by a sole remaining director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

(b) Classified Board of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the Board of Directors shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation, the directors (or successors thereof) of the class whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and such apportionment shall be determined by the Board of Directors.

(c) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, and notwithstanding any other provision of this Certificate of Incorporation, directors of the Corporation may be removed only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of ~~at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock, voting together as a single class.

ARTICLE VIII—BUSINESS COMBINATIONS

(a) Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

(b) Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

i.	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

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APPENDICES

ii.

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

iii.

at or subsequent to that time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote ~~of at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock that is not owned by the interested stockholder.

(c) Certain Definitions. Solely for purposes of this Article VIII, references to:

i.	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

ii.

“associate,” when used to indicate a relationship with any person, means: (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (B) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

iii.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

A.

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the interested stockholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article (VIII)(b) is not applicable to the surviving entity;

B.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

C.

any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (2) pursuant to a merger under Section 251(g) of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (3)-(5) of this subsection (C) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

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APPENDICES

D.

any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

E.

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (A)-(D) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

iv.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the voting power of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

v.	Reserved.

vi.

“interested stockholder” means any person (other than the Corporation and its subsidiaries) that (A) is the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation, or (B) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

vii.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

A.	beneficially owns such stock, directly or indirectly; or

B.

has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

C.

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article VIII(c)(vii)(B)(2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

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viii.	“person” means any individual, corporation, partnership, unincorporated association or other entity.

ix.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

ARTICLE XI—AMENDMENTS

The Corporation reserves the right to alter, amend, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a), (b) and (c) of Article VII, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of ~~at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock, voting together as a single class.

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APPENDICES

Appendix IV. Proposed Combined Amendment to the Amended and Restated Certificate of Incorporation (Proposals 4 and 5)

If our stockholders approve the Declassification Amendment described in Proposal 4 and the Supermajority Elimination Amendment described in Proposal 5, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth both amendments as follows.

Text of the proposed amendment (deletions are in bold and indicated by strikeouts; additions are in bold and indicated by underlining):

ARTICLE V—BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than fifteen, each of whom shall be a natural person. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office or by a sole remaining director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy ~~shall be elected for the unexpired term of his or her predecessor in office, and~~or a director chosen to fill a position resulting from an increase in the number of directors shall hold office ~~until the next election~~(i) in the event of a vacancy or a new directorship created prior to the 2028 annual meeting of stockholders, for a term that shall coincide with the remaining term of the class ~~for~~of directors in which ~~such director shall have been chosen, subject to the~~ the vacancy occurs or the new directorship was created and (ii) in the event of a vacancy or a new directorship created after the 2028 annual meeting of stockholders, until the next annual meeting of stockholders and, in each case, until the election and qualification of his or her successor ~~and to~~or his or her earlier death, resignation or removal.

(b) ~~Classified Board~~Term of Directors. ~~Subject~~Prior to the ~~special rights~~2028 annual meeting of ~~the holders of any series of Preferred Stock to elect directors~~stockholders, the Board of Directors shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. ~~The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation.~~ Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders, beginning with the ~~first~~ annual meeting of stockholders ~~following the filing of this Certificate of Incorporation~~in 2026, the directors (or successors thereof) ~~of the class~~ whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders ~~to be held in the third year following the year of their election~~, with each director ~~in each such class~~ to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and such apportionment shall be determined by the Board of Directors.~~ Accordingly, each director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. Each director elected at the 2027 annual meeting of stockholders will be elected for a term expiring at the 2028 annual meeting of stockholders. At the 2028 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders.

(c) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, and notwithstanding any other provision of this Certificate of Incorporation, directors of the Corporation may be removed (i) in the event such removal is prior to the 2028 annual meeting of stockholders, only for cause and (ii) in the event such removal is after the 2028 annual meeting of stockholders, with or without cause, in either case, at a meeting of stockholders called for that purpose~~,~~ by the affirmative vote of the holders of ~~at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock, voting together as a single class.

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APPENDICES

ARTICLE VIII—BUSINESS COMBINATIONS

(a) Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

(b) Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

i.	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

ii.

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

iii.

at or subsequent to that time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote ~~of at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock that is not owned by the interested stockholder.

(c) Certain Definitions. Solely for purposes of this Article VIII, references to:

i.	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

ii.

“associate,” when used to indicate a relationship with any person, means: (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (B) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

iii.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

A.

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the interested stockholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article (VIII)(b) is not applicable to the surviving entity;

B.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

C.

any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were

WINGSTOP INC. 2025 PROXY STATEMENT | A-9

APPENDICES

outstanding prior to the time that the interested stockholder became such; (2) pursuant to a merger under Section 251(g) of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (3)-(5) of this subsection (C) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

D.

any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

E.

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (A)-(D) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

iv.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the voting power of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

v.	Reserved.

vi.

“interested stockholder” means any person (other than the Corporation and its subsidiaries) that (A) is the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation, or (B) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

vii.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

A.	beneficially owns such stock, directly or indirectly; or

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APPENDICES

B.

has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

C.

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article VIII(c)(vii)(B)(2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

viii. “person” means any individual, corporation, partnership, unincorporated association or other entity.

ix.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

ARTICLE XI—AMENDMENTS

The Corporation reserves the right to alter, amend, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a), (b) and (c) of Article VII, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of ~~at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the Voting Stock, voting together as a single class.

WINGSTOP INC. 2025 PROXY STATEMENT | A-11

P.O. BOX 8016, CARY, NC 27512-9903

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matters!

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of the methods below for easy voting:

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Have the 12 digit control number located in the box above

available when you access the website and follow the instructions.

Wingstop Inc.	Internet:
Annual Meeting of Stockholders	www.proxypush.com/WING
• Cast your vote online
• Have your Proxy Card ready
For Stockholders of Record as of March 24, 2025	• Follow the simple instructions to record your vote
Thursday, May 22, 2025 9:00 AM, Central Time	Phone:
Meeting to be held live via the Internet- please visit	1-866-243-5450
http://www.proxydocs.com/WING for more details.	• Use any touch-tone telephone
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Mail:
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YOUR VOTE IS IMPORTANT!	• Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 11:59 PM, Central Time, May 21, 2025.	Virtual:
You must register to attend or participate in the meeting online at www.proxydocs.com/WING

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael J. Skipworth and Alex R. Kaleida (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Wingstop Inc. which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4 AND 5. This proxy is revocable and, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Wingstop Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR each of the director nominees in Proposal 1

FOR Proposals 2, 3, 4 AND 5

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Elect four Class I directors nominated by the Board of Directors for a term that expires at the 2028 Annual Meeting of Stockholders.
		FOR	WITHHOLD
	1.01 Krishnan (Kandy) Anand	☐	☐		FOR

	1.02 David L. Goebel	☐	☐		FOR

	1.03 Thomas R. Greco	☐	☐		FOR

	1.04 Michael J. Hislop	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2025.	☐	☐	☐	FOR

3.	Approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐	FOR

4.	Approve an amendment to the Wingstop Inc. Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐	FOR

5.	Approve an amendment to the Wingstop Inc. Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐	FOR

6.	Consider and act upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements, or recesses thereof.

You must register to attend or participate in the meeting online at www.proxydocs.com/WING

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date